                                                                   EXHIBIT 10.12

                                 LEASE AGREEMENT

                                 by and between

                               FARRAGUT CENTER LLC
                                  ("Landlord")

                                       and

                       NATIONAL CONSUMER COOPERATIVE BANK
                         D/B/A NATIONAL COOPERATIVE BANK
                                   ("Tenant")

                                DECEMBER 30, 1999

                                    Property:

                              1725 Eye Street, N.W.
                                Washington, D.C.

                                TABLE OF CONTENTS

Paragraph                                                                                                      Page
         1.       DEFINITIONS.....................................................................................1
         2.       DEMISED PREMISES...............................................................................16
         3.       TERM...........................................................................................16
                  3.1      INITIAL TERM..........................................................................16
                  3.2      ADJUSTMENT OF LEASE COMMENCEMENT DATE.................................................17
                  3.3      DECLARATION...........................................................................19
                  3.4      EFFECTIVE DATE........................................................................19
                  3.5      PAYMENT FOR TENANT'S OTHER LEASE......................................................19
         4.       RENT; MONTHLY BASE RENT........................................................................21
         5.       COST-OF-LIVING ADJUSTMENT [Intentionally omitted.].............................................22
         6.       INCREASES IN OPERATING EXPENSES, CHAR SERVICE COSTS AND REAL ESTATE TAXES......................22
                  6.1      TENANT'S SHARE........................................................................22
                  6.2      MONTHLY PAYMENTS......................................................................22
                  6.3      EXPENSE STATEMENTS....................................................................23
                  6.4      REAL ESTATE TAX CONTESTS..............................................................23
                  6.5      AUDIT PROCEDURES......................................................................24
         7.       SALES, USE OR OTHER TAXES......................................................................25
         8.       PERSONAL PROPERTY TAXES........................................................................26
                  8.1      LEVIED ON TENANT......................................................................26
                  8.2      LEVIED ON LANDLORD....................................................................26
         9.       LATE CHARGE; INTEREST..........................................................................27
         10.      DEPOSITS.......................................................................................27
                  10.1     FIRST INSTALLMENT OF MONTHLY BASE RENT................................................27
                  10.2     ......................................................................................28
                  Landlord Remedies..............................................................................28
         11.      LAWS AND ORDINANCES............................................................................28
         12.      USE OF DEMISED PREMISES........................................................................29
         13.      REPAIRS BY TENANT..............................................................................29
         14.      REPAIRS BY LANDLORD............................................................................30
         15.      FURNITURE; FIXTURES; ELECTRICAL EQUIPMENT......................................................31
                  15.1     FLOOR LOADING.........................................................................31
                  15.2     OFFICE EQUIPMENT......................................................................32
         16.      SHELL CONDITION; TENANT'S WORK; ALTERATIONS....................................................33
                  16.1     SHELL CONDITION; TENANT'S WORK........................................................33
                  16.2     ALTERATIONS BY TENANT.................................................................39
                  16.3     COMPLIANCE WITH CODES; NO LIENS.......................................................40
         17.      OWNERSHIP OF ALTERATIONS AND EQUIPMENT AND OTHER PROPERTY; REMOVAL OF TENANT'S PERSONAL
                  PROPERTY.......................................................................................41

                  17.1     LANDLORD'S PROPERTY...................................................................41
                  17.2     REMOVAL...............................................................................42
         18.      DAMAGE OR DESTRUCTION..........................................................................43
                  18.1     NOTICE................................................................................43
                  18.2     RESTORATION...........................................................................43
                  18.3     TERMINATION...........................................................................44
                  18.4     NO LIABILITY..........................................................................44
         19.      CONDEMNATION...................................................................................45
                  19.1     COMPENSATION AWARD....................................................................45
                  19.2     TERMINATION...........................................................................45
         20.      DEFAULTS; LANDLORD'S REMEDIES..................................................................46
                  20.1     EVENTS OF DEFAULT.....................................................................46
                  20.2     LANDLORD'S REMEDIES...................................................................48
                  20.3     EXTENT OF LIABILITIES.................................................................49
                  20.4     TENANT'S WAIVER.......................................................................50
                  20.5     LANDLORD'S LIEN. [Intentionally omitted.].............................................50
                  20.6     REMEDIES CUMULATIVE...................................................................50
                  20.7     TENANT'S AGENT FOR PROCESS............................................................51
         21.      UTILITIES AND SERVICES.........................................................................51
                  21.1     LANDLORD TO FURNISH...................................................................51
                  21.2     RECYCLING.............................................................................52
                  21.3     CHARGES TO TENANT.....................................................................53
                  21.4     REPAIRS; INTERRUPTIONS................................................................53
                  21.5     GOVERNMENT OR OTHER REQUIREMENTS......................................................54
                  21.6     ACCESS................................................................................54
                  21.7     FITNESS FACILITY......................................................................54
         22.      INSURANCE......................................................................................56
                  22.1     LIABILITY INSURANCE...................................................................56
                  22.2     TENANT'S PROPERTY INSURANCE AND OTHER INSURANCE.......................................56
                  22.3     POLICY REQUIREMENTS...................................................................57
                  22.4     ADDITIONAL INSURANCE..................................................................58
                  22.5     EFFECT OF TENANT'S ACTIVITIES ON INSURANCE............................................58
                  22.6     TERMINATION RIGHT.....................................................................59
                  22.7     TENANT'S CONTRACTOR'S INSURANCE.......................................................60
                  22.8     LANDLORD'S INSURANCE..................................................................61
         23.      WAIVER OF SUBROGATION..........................................................................61
         24.      PROPERTY AT TENANT'S RISK......................................................................62
         25.      ASSIGNMENT AND SUBLETTING......................................................................62
                  25.1     CONSENT REQUIRED......................................................................62
                  25.2     LANDLORD'S OPTIONS....................................................................64
                  25.3     COSTS.................................................................................66
         26.      SIGNS..........................................................................................66

         27.      RULES AND REGULATIONS..........................................................................67
         28.      LANDLORD ACCESS................................................................................67
         29.      SUBORDINATION..................................................................................68
                  29.1     AUTOMATIC SUBORDINATION...............................................................68
                  29.2     INSTRUMENTS OF SUBORDINATION..........................................................68
         30.      ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS....................................................70
                  30.1     ESTOPPEL CERTIFICATE..................................................................70
                  30.2     FINANCIAL STATEMENTS..................................................................71
         31.      HOLD-OVER......................................................................................71
         32.      QUIET ENJOYMENT................................................................................72
         33.      CERTAIN RIGHTS RESERVED BY LANDLORD............................................................72
         34.      LANDLORD'S SUCCESSORS..........................................................................74
         35.      RELOCATION OF TENANT...........................................................................75
         36.      MODIFICATIONS TO LEASE.........................................................................76
         37.      ATTORNEYS' FEES................................................................................77
         38.      NOTICES........................................................................................78
         39.      REMEDIES CUMULATIVE; NO WAIVER.................................................................78
         40.      FINAL AGREEMENT................................................................................79
         41.      WAIVER OF JURY TRIAL...........................................................................79
         42.      FORCE MAJEURE..................................................................................79
         43.      GENDER; ASSIGNS AND SUCCESSORS; JOINT AND SEVERAL LIABILITY....................................80
         44.      SEVERABILITY...................................................................................80
         45.      TIME IS OF THE ESSENCE.........................................................................81
         46.      INDEMNITIES....................................................................................81
                  46.1     TENANT'S INDEMNITY....................................................................81
                  46.2     LANDLORD'S INDEMNITY..................................................................81
         47.      LIMITATION ON LANDLORD LIABILITY...............................................................82
         48.      NO PARTNERSHIP.................................................................................82
         49.      BROKERAGE......................................................................................83
         50.      TENANT'S AUTHORITY.............................................................................83
         51.      APPLICABLE LAW.................................................................................83
         52.      PARKING........................................................................................83
         53.      HAZARDOUS MATERIALS............................................................................84
                  53.1     DEFINITION............................................................................84
                  53.2     GENERAL PROHIBITION...................................................................84
                  53.3     NOTICE................................................................................85
                  53.5     SURVIVAL..............................................................................86
         54.      LANDLORD'S RIGHT TO TERMINATE [Intentionally omitted.].........................................86
         55.      OPTION TO EXTEND...............................................................................86
         56.      CONFERENCE CENTER..............................................................................89
         57.      STORAGE SPACE..................................................................................90
         58.      RIGHT OF FIRST OFFER...........................................................................91

                  58.1     AVAILABLE SPACE.......................................................................91
                  58.2     NOTICE; EXERCISE......................................................................93
                  58.3     EXECUTION OF LEASE OR LEASE AMENDMENT.................................................93
                  58.4     MISCELLANEOUS PROVISIONS..............................................................94
         59.      LENDER APPROVAL................................................................................94
         60.      ANTENNA LICENSE................................................................................95

EXHIBIT A - Floor Plan
EXHIBIT B - Declaration by Landlord and Tenant
EXHIBIT C - Rules and Regulations
EXHIBIT D - Definition of Shell Condition
EXHIBIT E - Cleaning Specifications
EXHIBIT F - Location of Approved Exterior Sign
EXHIBIT G - Contractors Rules and Regulations
EXHIBIT H - Tenant's Standard Office Equipment
EXHIBIT I - Form of Statement As to Increased Operating Expenses, Increased Char
            Service Costs and Increased Real Estate Taxes
EXHIBIT J - Construction Schedule

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") is made this ____ day of __________ 1999, by and between FARRAGUT CENTER LLC, a District of Columbia limited liability company, ("Landlord") and NATIONAL CONSUMER COOPERATIVE BANK d/b/a National Cooperative Bank, a federally chartered institution ("Tenant").

                               W I T N E S S E T H

     1.   DEFINITIONS

          Except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings assigned to them in this
Paragraph:

          A.   DEFINITIONS OF BUSINESS TERMS

               1.   Base Rent: The following per annum:

                     Base Rent
                  Per Square Foot      Annual            Monthly
Lease Year           Per Annum        Base Rent         Base Rent
----------        ---------------     ---------         ---------
    1                  $43.75       $2,130,931.25      $177,577.60
    2                  $44.63       $2,173,793.41      $181,149.45
    3                  $45.52       $2,217,142.64      $184,761.89
    4                  $46.43       $2,261,466.01      $188,455.50
    5                  $47.36       $2,306,763.52      $192,230.29
    6                  $49.61       $2,416,354.27      $201,362.86
    7                  $50.60       $2,464,574.20      $205,381.18
    8                  $51.61       $2,513,768.27      $209,480.69
    9                  $52.64       $2,563,936.48      $213,661.37
   10                  $53.69       $2,615,078.83      $217,923.24

               2. Base Year: Calendar 2001, for purposes of computing Increased Operating Expenses and Increased Char Service Costs. For purposes of computing Increased Real Estate Taxes, the Base Year shall mean the District of Columbia tax year commencing October 1, 2001.

               3. Brokers: Trammell Crow Real Estate Services, Inc., as agent of Landlord and as agent of Tenant.

               4. Building: The building located at 1725 Eye Street, N.W., Washington, D.C., in which the Demised Premises are located. The term "Building" includes all portions of such building, the Demised Premises, the Common Areas and the garage.

               5.   [Intentionally omitted.]

               6. Demised Premises: Approximately 48,707 rentable square feet of office space, consisting of (i) the approximately 24,368 rentable square feet comprising the entire sixth (6th) floor of the Building and (ii) the approximately 24,339 rentable square feet comprising the entire seventh (7th) floor of the Building, as measured in accordance with the Greater Washington Commercial Association of REALTORS(R) Standard Method of Measurement adopted June 13, 1995 (the "GWCAR Standard Method of Measurement"), as determined by Landlord, known as suites 600 and 700, as shown on the floor plan attached hereto as Exhibit A, and modified to include a proportionate share of the Conference Center (as hereinafter defined in Paragraph 56 hereof) in the Building, which proportionate share shall be the same percentage as Tenant's Percentage of Increased Operating Expenses [as defined in Paragraph 1.A.15(1) hereof]. However, the area and plan of the Demised Premises may change in the event of the exercise of any option to expand or contract the Demised Premises set forth in this lease. Tenant shall have the option, exercisable by written notice to Landlord within thirty (30) days of the Lease Commencement Date, to verify the rentable floor area of the Demised Premises by having the Demised Premises remeasured by Tenant's architect in the manner provided for in the GWCAR Standard Method of Measurement, as modified as set forth hereinabove (the "Tenant's Remeasurement"). If the rentable area of the Demised Premises resulting from the Tenant's Remeasurement is within two percent (2%) of the area of the Demised Premises as stated above (the "Stated Area"), the rentable floor area of the Demised Premises shall be equal to the Stated Area. If the Tenant's Remeasurement is not within two percent (2%) of the Stated Area, Landlord and Tenant shall negotiate in good faith for ten (10) days to attempt to reach agreement as to the rentable floor area of the Demised Premises. If within such ten (10) day period the parties have not mutually agreed on the rentable floor area of the Demised Premises, then within five (5) days following such 10-day period Landlord's architect and Tenant's architect shall jointly appoint a third architect. The third architect shall independently make his determination of the rentable floor area of the Demised Premises within ten (10) days after his appointment. The highest and the lowest measurements among the three (3) architects shall be disregarded and the remaining determination shall be deemed to be the rentable floor area of the Demised Premises. Each party shall pay for the cost of its architect and one-half of the cost of the third (3rd) architect. In the event that Landlord's architect and Tenant's architect do not agree on a third architect within such 10-day period, the dispute shall be resolved by arbitration in accordance with the then prevailing Commercial Rules of The American Arbitration Association. For purposes of this Paragraph 1.A.6, an "architect" shall mean an architect certified by The American Institute of Architects.

     Within fifteen (15) days after final determination of the rentable floor area of the Demised Premises, Landlord shall prepare, and Landlord and Tenant shall each promptly execute, an amendment to this Lease pursuant to which the Base Rent, Tenant's Percentage of Increased Operating Expenses, Tenant's Percentage of Increased Char Service Costs, Tenant's Percentage of Increased Real Estate Taxes and any other affected provisions of this Lease are recalculated to reflect such increase or decrease in the rentable floor area of the Demised Premises, which amendment shall be effective retroactive to the Lease Commencement Date.

               7.   Guarantor: [Intentionally omitted.]

               8. Land: That parcel of land known as Lot 61 in Square 126 in Washington, D.C., including all easements, rights and appurtenances thereto.

               9.   Landlord's Address:

               c/o Cafritz Company
               Vice President -
               Commercial Management
               1825 K Street, N.W.
               Washington, D.C.   20006

               10. Lease Commencement Date: April 2, 2001, as may be adjusted pursuant to Paragraph 3.

               11. Parking Spaces: Thirty-eight (38) initially, and thereafter, if Tenant leases any Available Space, additional Parking Spaces shall be provided on the basis of one (1) Parking Space for every 1,500 rentable square feet comprising the Available Space, which number of Parking Spaces shall be recalculated to increase or decrease from time to time in the event that the rentable square footage of the Demised Premises is expanded or reduced, as the case may be, in accordance with the terms of this Lease, but Tenant's remeasurement option under Paragraph 1.A.6. hereof shall be inapplicable.

               12. Rent Commencement Date: The same date as the Lease Commencement Date.

               13.  Security Deposit: [Intentionally omitted.]

               14.  Tenant's Legal Notice Address:

               Prior to the Lease Commencement Date:

               1401 Eye Street, N.W.
               Suite 700
               Washington, D.C. 20005
               Attention:       Mr. Stan Sherfy, Vice
                                President, Facilities and
                                Services

               With a copy to:

               Chief Financial Officer
               1401 Eye Street, N.W.
               Suite 700
               Washington, D.C. 20005
               Attn: Mr. Richard Reed

               On and after the Lease Commencement Date:

               At the Demised Premises
               Attention: Mr. Stan Sherfy, Vice President, Facilities and
Services

               With a copy to:

               Chief Financial Officer
               1725 Eye Street, N.W.
               Suite 700
               Washington, D.C. 20036
               Attn: Mr. Richard Reed

               15.  (1)   Tenant's Percentage of Increased Operating Expenses:
19.76% of Increased Operating Expenses, which shall be the number of square feet of rentable area in the Demised Premises divided by the total number of square feet of rentable area of office space and retail space in the Building (246,527 square feet as of the date of execution of this Lease).

                    (2)   Tenant's Percentage of Increased Char Service Costs:
21.07% of Increased Char Service Costs, which shall be the number of square feet of rentable area in the Demised Premises divided by the total number of square feet of rentable area of office space in the Building (231,198 square feet as of the date of execution of this Lease).

                    (3)   Tenant's Percentage of Increased Real Estate Taxes:
19.76% of Increased Real Estate Taxes, which shall be the number of square feet of rentable area in the Demised Premises divided by the total number of square feet of rentable area of office space and retail space in the Building (246,527 square feet as of the date of execution of this Lease).

                    (4) Tenant's Percentage of Increased Operating Expenses, Tenant's Percentage of Increased Char Service Costs, and Tenant's Percentage of Increased Real Estate Taxes shall each be recalculated to increase or decrease from time to time in the event that the rentable square footage of the Demised Premises is expanded or reduced, as the case may be, in accordance with the terms of this Lease. Landlord shall cause a licensed architect who is not an employee of Landlord or Landlord's management agent to measure the reduced area of the Demised Premises or to measure the Available Space (as hereinafter defined in Paragraph 58.1) which is leased by Tenant, as applicable, in accordance with the GWCAR Standard Method of Measurement, as modified as set forth in Paragraph 1.A.6, and Landlord's recalculation based upon such measurement shall be effective not later than thirty (30) days after such recalculation takes place. Landlord shall notify Tenant promptly in writing after any and all such recalculations. Notwithstanding the foregoing, in the event that Tenant leases any Available Space (as hereinafter defined in Paragraph 58.1) and such Available Space comprises at least one (1) full floor of the Building, Tenant shall have the option, exercisable by written notice to Landlord within thirty (30) days of the Available Space Effective Date (as hereinafter defined in Paragraph 58.1), to verify the rentable floor area of the Available Space thus leased by having the Demised Premises remeasured by Tenant's architect in the manner provided for in Paragraph 1.A.6. hereof, in which case the procedures set forth in said Paragraph 1.A.6. hereof shall apply.

               16. Term: Ten (10) years (subject to extension as hereinafter provided in Paragraph 3.5), plus all renewal periods of this Lease, if any.

          B.   ADDITIONAL DEFINITIONS

               1. Additional Rent: Any amounts required to be paid by Tenant under the terms of this Lease (including, but not limited to the payments to be made pursuant to Paragraphs 6 and 9, but not including Monthly Base Rent) and any charges or expenses paid or incurred by Landlord on behalf of Tenant for which Landlord is entitled to be reimbursed under this Lease.

               2.   Adjustment Date: [Intentionally omitted.]

               3. Alterations: Any improvements, alterations, fixed decorations or modifications, structural or otherwise, to the Demised Premises, the Building or the Land, including, but not limited to, the installation, substitution, alteration, or modification of carpeting, partitions, fixtures, counters, doors, air conditioning ducts, plumbing, piping, lighting fixtures and wiring of any kind, hardware, locks, ceilings, window and wall coverings and the like.

               4. Common Areas: Those areas of the Building and/or Land, as the case may be, made available by Landlord for use by Tenant in common with Landlord, other tenants of the Building and the employees, agents and invitees of Landlord and of such other tenants.

               5.   Consumer Price Index: [Intentionally omitted.]

               6. Ground Leases: All ground and other underlying leases from which Landlord's title to the Land and/or the Building is or may in the future be derived. "Ground Lessors" shall denote those persons and entities holding such ground or underlying leases.

               7. Holidays: All holidays designated by an executive order of the President of the United States or by an Act of Congress.

               8.   (1)   Increased Operating Expenses: Operating Expenses
incurred with respect to any calendar year in excess of Operating Expenses incurred with respect to the Base Year.

                    (2) Increased Char Service Costs: Char Service Costs any calendar year in excess of Char Service Costs incurred during the Base Year.

                    (3) Increased Real Estate Taxes: Real Estate Taxes incurred with respect to any calendar year in excess of Real Estate Taxes incurred with respect to the Base Year.

               9.   Landlord's Work:[Intentionally omitted.]

               10. Lease Year: That period of twelve (12) consecutive calendar months commencing on the first day of the calendar month in which the Lease Commencement Date occurs, and each consecutive twelve-month period thereafter.

               11. Monthly Base Rent: Equal monthly installments of one-twelfth (1/12th) of the Base Rent.

               12. Operating Expenses: Any and all expenses incurred by Landlord in each calendar year as determined in accordance with accounting procedures established and regularly applied by Landlord in connection with the operation, management, maintenance and repair of the Building and the Land, which accounting procedures shall be consistent with accounting procedures used by landlords of other comparable first-class office buildings in the Central Business District of Washington, D.C., taking into account the age, finishes on the Lease Commencement Date, method of construction and system design of such comparable buildings ("Comparable Buildings"), excluding Char Service Costs which are treated separately in Paragraph 6 below. By way of example, but without limitation, Operating Expenses shall include any and all of the following: salaries, wages, medical, surgical and general welfare benefits (including health, accident and group life insurance) and other pension contribution payments for employees of Landlord, employees of Landlord's management agent, or both, engaged in the operation, management, maintenance or repair of the Building, but only to the extent that such employees are assigned full-time to the Building; provided, however, that Operating Expenses shall include Landlord's reasonable allocation of compensation paid to employees who are assigned part-time to the operation, management, maintenance or repair of the Building; payroll taxes with respect to the foregoing employees; license fees; costs incurred to achieve compliance with governmental laws, rules, regulations and orders, subject to the limitation set forth hereinbelow with respect to certain of such costs which constitute capital expenditures; electricity, water and sewer charges and other utilities (except as charged directly to tenants); repairs and maintenance but not costs of repairing, improving or altering any space in preparation for occupancy of any new or renewal tenant; cost of materials and supplies for Building maintenance; any local or state surcharges or special charges; utility taxes; capital expenditures made by Landlord during the Term, provided, that such expenditures shall be limited to (i) those replacements of Building elements with other Building elements and improvements which serve similar purposes and which in Landlord's reasonable judgment will increase the efficiency of the Building (i.e., are reasonably anticipated by Landlord to reduce Operating Expenses as they relate to the item which is the subject of the capital expenditure or which are reasonably anticipated by Landlord to reduce the rate of increase in Operating Expenses as they relate to the item which is the subject of the capital expenditure from what it otherwise would have been in the absence of such capital expenditure) and will not change the character of the Building,
(ii) those replacements and improvements, which are required to comply with the requirements of any laws, regulations, or insurance or utility company requirements, except with respect to conditions existing as of the Lease Commencement Date, and (iii) those replacements which replace any Building equipment necessary to operate the Building at the same quality levels as prior to the replacement, together with any financing charges incurred in connection therewith, provided that any such capital expenditures described in items (i), (ii), and (iii) above shall be amortized over the useful life of the improvements and only the portion attributable to the calendar year for which the calculation is being made shall be included in Operating Expenses for that calendar year; premiums for casualty, liability, elevator, worker's compensation, boiler and machinery, sprinkler leakage, rent loss, use and occupancy or other insurance; access control system and lobby attendant; Building supplies; uniforms and dry cleaning; consulting fees to the extent that they relate to the management or operation of the Building; costs of continuing education and professional and trade association dues for Building management staff; concierge expenses; environmental expenses, subject to the exclusions in Subparagraph 1.B.12.(19) below; vault space rentals and public space rentals; any costs, charges or other assessments made by or for any entity operating a business improvement district in which the Building is located; recycling expenses; personal property taxes; window cleaning; trash removal; snow removal; repair and maintenance of the grounds, including costs of landscape maintenance (other than the initial costs of the initial landscaping at the Building), gardening and planting; service or maintenance contracts with independent contractors, including, but not limited to access control and energy management services (it being agreed that if the term of any such service or maintenance contract does not commence until after the expiration of a warranty period with respect to any equipment, the Operating Expenses for the Base Year shall be grossed up to include, as an imputed amount, the cost of service or maintenance set forth in such service or maintenance contract for the first year of its term); management fees, which (A) shall be deemed to be, and shall be calculated as, an amount equal to three percent (3%) of all gross revenues from the Building during the calendar year for which the management fee is being calculated (including, but not limited to, the Base Year), notwithstanding the fact that the rate of the management fee actually paid by Landlord for such calendar year may be less than or greater than three percent (3%) of all gross revenues from the Building, and (B) shall be grossed up for any calendar year (including, but not limited to, the Base Year) to include in gross revenues from the Building any "free rent" or rent abatement with respect to any portion of such calendar year; legal and accounting fees (subject to the exclusions set forth below); costs of operation, use, maintenance, and repair of the Conference Center (as hereinafter defined in Paragraph 56 hereof), subject to the limitations on capital expenditures set forth above, and provided that any income Landlord receives in connection with the Conference Center (e.g., fees received from a third party for use thereof) shall be offset against any Conference Center costs which would be included in Operating Expenses; rent for a management office in the Building, except for any portion thereof which is used as a leasing office, provided that
(A) such rent shall not be calculated on more than two thousand five hundred (2,500) square feet of rentable area and (B) the rent for such management office shall not exceed the then current rent for space on the floor of the Building on which the management office is initially located (even if the management office is later relocated to a different floor of the Building), and further provided, that Operating Expenses for the Base Year shall be grossed up to include therein the initial rent for such management office calculated as aforesaid, notwithstanding the fact that such management office may not have been open in the Building for all or any portion of the Base Year; rent for the Fitness Facility in the Building, which shall be deemed to be, and shall be calculated as, an amount equal to the product of (x) the rentable square footage of the Fitness Facility multiplied by (y) Twenty-Eight Dollars ($28.00) during every calendar year for which Operating Expenses are being determined (including, but not limited to, the Base Year), notwithstanding the fact that the rent which is charged by Landlord for the Fitness Facility may be at a rate which is less than or greater than Twenty-Eight Dollars ($28.00) per rentable square foot; costs of operation, use, maintenance and repair of the Fitness Facility, to the extent permitted by Paragraph 21.7 hereof, subject to the limitations on capital expenditures set forth above (it being understood and agreed that all equipment lease costs which are included in Operating Expenses for the calendar year following the Base Year shall also constitute the equipment lease costs for the Base Year); telephone, telegraph, postage, stationery supplies and other materials and expenses required for the routine operation of the Building, and all other expenses and charges of any nature whatsoever, whether or not herein mentioned, which are incurred by Landlord in connection with the operation, management, maintenance and repair of the Building and the Land. Notwithstanding anything to the contrary set forth herein, any item which is included in Operating Expenses for any calendar year during the Term and which is later recovered by Landlord, shall be credited towards Operating Expenses for the year in which such item is received, unless received prior to Landlord's issuance of its annual reconciliation statement with respect to Operating Expenses pursuant to Paragraph 6.3 hereof, in which latter case Landlord shall have the option of crediting such recovered item towards Operating Expenses for the year in which it was received or crediting such recovered item towards Operating Expenses for the year in which such item has been included in Operating Expenses.

               Notwithstanding the foregoing to the contrary, Operating Expenses shall not include any of the following expenses:

               (1) specific costs for any capital repairs, replacements or improvements, except as provided above;

               (2) expenses for which Landlord is reimbursed or indemnified (either by an insurer, condemnor, tenant, warrantor or otherwise) to the extent of funds received by Landlord (or would be received by Landlord from its casualty insurer if Landlord had in effect the casualty insurance required hereunder);

               (3) expenses incurred in leasing or procuring tenants (including lease commissions, attorneys' fees, advertising expenses and expenses of renovating space for tenants);

               (4) costs paid by specific tenants other than through pass-through provisions in their leases which are comparable to Paragraph 6 hereof;

               (5) costs incurred in the initial construction of the Building, including depreciation of such costs;

               (6) the cost of any goods and services provided in or to the Building by Landlord or by any entity controlled by or affiliated with Landlord or any of Landlord's principals to the extent that any such cost exceeds an arm's-length price at market rates;

               (7) costs incurred by or for the account of Landlord for operation of the parking garage, including, but not limited to, striping, power cleaning and personnel costs (but not maintenance and repairs in the parking garage with respect to items such as, without limitation, pipes, lights and wiring, and subject, in any event, to the limitations on capital expenditures set forth in this Paragraph 1.B.12.);

               (8) the cost of repairs, restoration, replacement or other work occasioned by the exercise by governmental authorities of the right of eminent domain (whether such taking be total or partial) to the extent of condemnation proceeds received;

               (9) costs incurred in connection with disputes with and/or evictions of tenants or other occupants based upon (i) the monetary provisions of their leases and (ii) provisions of their Leases which contain obligations which are only for the potential benefit of Landlord and not for the potential benefit of the Building or any other tenant of the Building;

               (10) costs incurred in connection with negotiations or disputes with purchasers or mortgagees of any interest in the Building;

               (11) the cost of allowances, concessions, and tenant space improvement expenses incurred in connection with leasing space in the Building to a specific tenant and preparing such space for permits, licenses, inspections and such tenant's use, including costs of design and construction incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating space for any such tenant of the Building or moving such tenant into such space;

               (12) costs incurred as capital expenditures for alteration of the Building and which are not allowed as Operating Expenses pursuant to this Paragraph 1.B.12;

               (13) costs (including attorneys' fees) incurred in connection with the sale, financing, refinancing, or change of ownership of the Building;

               (14) fines, interest, penalties, legal fees or costs of litigation incurred due to unjustified late payment of taxes, utility bills and other costs incurred by Landlord's negligent failure to make such payments when due, provided that Tenant was then current in the payment of all Rent due and payable under this Lease;

               (15) costs for accounting services that are not related to operation of the Building or administration of tenant leases;

               (16) costs in connection with creating and maintenance of the entity comprising Landlord and which are not related to operation of the Building or administration of tenant leases;

               (17) costs of Landlord's (and its management agent's) general overhead and administration;

               (18) rental and other related costs incurred in lieu of equity or permanent financing in connection with leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature, except to the extent that such costs would otherwise be includable in Operating Expenses as capital expenditures pursuant to this Paragraph 1.B.12;

               (19) costs incurred for removal or other remediation of Hazardous Materials present in, or about or below the Land or the Building;

               (20) cost of ground rent (except to the extent that it includes Real Estate Taxes, insurance premiums or the like), and principal and interest and other finance charges under a loan secured by a mortgage or deed of trust on the Building;

               (21) the cost of advertising expenses and promotional costs incurred in connection with promoting the Building or procuring tenants for the Building;

               (22) the cost of utilities incurred by or on behalf of and passed on to retail tenants of the Building;

               (23) costs, fines or penalties incurred due to the violation by Landlord of any law, order, regulation or other governmental rule or authority, if such violation was not caused by any act or omission on the part of Tenant;

               (24) any compensation paid to clerks, attendants or other persons in commercial concessions operated for profit by Landlord;

               (25) non-cash items, such as deductions for depreciation and amortization of the Building and the Building equipment, interest on capital invested, bad debt losses, rent losses and reserves for such losses;

               (26) costs or expenses due to Landlord's gross negligence or willful misconduct;

               (27) Real Estate Taxes;

               (28) that portion, if any, of increases in insurance premiums which it is the obligation of any other tenant in the Building to pay pursuant to a provision in such other tenant's lease similar to Paragraph 22.6 hereof;

               (29) costs, other than those incurred in ordinary maintenance (for such objects as may be located within the Common Areas) for sculptures, paintings or other objects of art in the event that any of same are of investment quality, but not including Building signage and holiday decorations; or

               (30) costs relating to another Building tenant's or occupant's space which (A) were incurred in rendering a service in excess of the service that Landlord is required to provide to Tenant under this Lease or (B) were otherwise in excess of the Building standard services then being provided by Landlord to all tenants or other occupants of the Building, whether or not such other tenant or occupant is actually charged therefor by Landlord.

               "Char Service Costs" are any and all expenses incurred with respect to each calendar year for char service in or about office space in the Building, as determined in accordance with accounting procedures established and regularly applied by Landlord, which shall be consistent with those used by landlords of Comparable Buildings.

               In the event that, during any calendar year or portion thereof during the Term (including the Base Year), Landlord shall furnish any utility or service which is included in the definition of Operating Expenses or Char Service Costs to less than ninety-seven percent (97%) of the rentable area of the Building because (i) less than all of the rentable area of the Building is occupied, (ii) any such utility or service is not desired or required by any tenant, or (iii) any tenant is itself obtaining or providing any such utility or service, then the Operating Expenses or Char Service Costs, or both, as applicable, for such calendar year shall be increased to equal the total expenses that Landlord reasonably estimates it would have incurred if Landlord had provided all such utilities and services to ninety-seven percent (97%) of the rentable area of the Building for the entire calendar year. For example, if the average occupancy rate of the Building during a calendar year is eighty percent (80%), the janitorial contractor's charges are $1.00 per occupied rentable square foot per year, and the Building contains one hundred thousand (100,000) rentable square feet of space, then it would be reasonable for Landlord to estimate that, if the Building had been ninety-seven percent (97%) occupied during the entire calendar year, janitorial charges for such calendar year would have been Ninety-Seven Thousand Dollars ($97,000) and to compute the Char Service Costs for such calendar year accordingly. In no event shall the provisions of this paragraph be used to enable Landlord to collect from the tenants of the Building more than one hundred percent (100%) of the costs and expenses incurred by Landlord in managing, operating and maintaining the Building and the Land.

               13. Real Estate Taxes: Taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Building or the Land, or assessed, levied or imposed upon the fixtures, machinery, equipment or systems in, upon or used in connection with the operation of the Building or the Land under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system, and whether or not based on or measured by the receipts or revenues from the Building or the Land (including all taxes and assessments for public improvements or any other governmental purpose and any gross receipts or similar taxes). Real Estate Taxes shall include the reasonable expenses (including but not limited to attorneys' fees) incurred by Landlord in obtaining or attempting to obtain a reduction of such taxes, rates or assessments. Any refund of Real Estate Taxes shall be credited towards Real Estate Taxes incurred with respect to the calendar year in which such refunded amounts were actually received. Except for taxes, fees, charges and impositions described in the next sentence, Real Estate Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, corporation, income, profit recordation, unincorporated business income tax or capital levy taxes and fines, interest or penalties incurred by Landlord for failure to timely pay Real Estate Taxes, so long as Tenant was then current in the payment of all Base Rent due under this Lease and all Additional Rent due under Paragraph 6 of this Lease. If at any time during the Term the method of taxation shall be altered so that in lieu of or as a substitute for the whole or any part of any Real Estate Taxes levied, assessed or imposed there shall be levied, assessed or imposed (i) a tax, license fee, excise or other charge on the rents received by Landlord with respect to the Building, or (ii) any other type of tax or other imposition in lieu of, or as a substitute for, the whole or any portion of any Real Estate Taxes, then the same shall be included as Real Estate Taxes for the purposes hereof. Landlord shall include in Real Estate Taxes only that portion of any assessment levied or imposed on the Building or the Land equal to the full amount of the assessment divided by the maximum number of calendar years (or portions thereof) that Landlord is permitted to pay such assessment.

               14.  Rent: All Base Rent and Additional Rent.

               15. Tenant's Personal Property: All equipment, machinery, improvements, furniture, furnishings and other property now or hereafter installed or placed in or on the Demised Premises by and at the sole expense of Tenant or with Tenant's permission (other than any property of Landlord) and which (a) is not used, or was not procured for use, in connection with the operation, maintenance or protection of the Demised Premises, the Building, or the Land, and (b) is removable without damage to the Demised Premises, the Building, or the Land, and (c) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise. Notwithstanding any other provision of this Lease, Tenant's Personal Property shall not include any Alterations or any leasehold improvements with respect to which Tenant has been granted any credit or allowance by Landlord or which is installed in or on the Demised Premises as part of Tenant's Work; provided, however, that any of Tenant's modular furniture, the costs of which are payable out of the Tenant Allowance, as such term is defined in Paragraph 16.1 hereof, shall be considered as items of Tenant's Personal Property.

     2.   DEMISED PREMISES

          For and in consideration of the Rent reserved and the mutual covenants contained in this Lease, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby lease and accept from

Landlord, the Demised Premises for the Term and upon the terms and conditions set forth in this Lease. It is specifically understood that for purposes of calculating any payments or prorations hereunder, the number of rentable square feet set forth in Paragraph 1.A.6 above shall control. Any approximations of such square footage shall in no way affect the payment of Rent under this Lease should any variance be found to exist between said approximation and the actual square footage.

     3.   TERM

          3.1 INITIAL TERM. The Term shall begin on the Lease Commencement Date and shall end at 11:59 p.m. on (a) the day preceding the tenth (10th) anniversary of the Lease Commencement Date, if the Lease Commencement Date occurs on the first day of a month or (b) the last day of the month which includes the tenth (10th) anniversary of the Lease Commencement Date, if the Lease Commencement Date occurs on a day which is other than the first day of a month, in each case, subject to extension as hereinafter provided in Paragraph 3.5, unless sooner terminated in accordance with the terms of this Lease or extended pursuant to Paragraph 55 hereof.

          3.2  ADJUSTMENT OF LEASE COMMENCEMENT DATE.

               (a) If Tenant commences beneficial use of the Demised Premises prior to the calendar date specified as the Lease Commencement Date, the Lease Commencement Date shall be the date Tenant commences beneficial use of the Demised Premises. Tenant shall be deemed to have commenced beneficial use of the Demised Premises on the earlier to occur of (i) the date of substantial completion of Tenant's Work (including the substantial completion of installation of modular furniture) or (ii) the date on which any of Tenant's employees begin to conduct any of Tenant's business operations in any portion of the Demised Premises, and such beneficial use shall be deemed to be an acceptance of the nature and sufficiency of the Demised Premises, subject to (i) such items, if any, as are set forth on a punch-list which shall be prepared pursuant to an inspection which shall be conducted by Tenant and Landlord jointly within two (2) business days following the date of Landlord's delivery of the Demised Premises to Tenant in Shell Condition [which shall consist of the condition described in Exhibit D attached hereto and made a part hereof plus, subject to the terms and conditions set forth in Paragraph 16.1 hereof, the Internal Stairwell (as hereinafter defined)], (ii) latent defects, if any, which are reported to Landlord by Tenant in writing not later than the first (1st) anniversary of the date of Landlord's delivery of the Demised Premises to Tenant in Shell Condition (as hereinafter defined) and (iii) such damage, if any, as is caused by Landlord or its contractors while performing any work in the Demised Premises following Landlord's providing Tenant with Adequate Access (as hereinafter defined) and following Landlord's delivery of the Demised Premises to Tenant in Shell Condition.

               (b) (i) In the event that Landlord does not deliver the Demised Premises to Tenant in Shell Condition, or, in lieu thereof, Landlord does not provide Tenant with access to the Demised Premises which is adequate to permit Tenant to perform the Tenant's Work in the Demised Premises (the "Adequate Access") before October 2, 2000 for any reason, including, but not limited to, the existence of any circumstance which would otherwise be subject to the provisions of Paragraph 42 hereof, but excluding any reason which is the result of any act or omission on the part of Tenant which delays, impedes, interferes with or precludes Landlord's delivery of the Demised Premises to Tenant in Shell Condition or the provision by Landlord to Tenant of Adequate Access [including, but not limited to, Tenant's failure to deliver any of the permit-ready construction documents or finish specifications which it is required to deliver to Landlord with respect to the Internal Stairwell (as hereinafter defined) by the time required by Paragraph 16.1 hereof], then the Lease Commencement Date shall be delayed on a day-for-day basis for each day from October 2, 2000 until the earlier of the date of Landlord's delivery of the Demised Premises to Tenant in such Shell Condition or the date of Landlord's provision of such Adequate Access. During any period in which Landlord has provided Tenant with Adequate Access but has not yet delivered the Demised Premises to Tenant in Shell Condition, coordination of work in the Demised Premises by Landlord and by Tenant shall be coordinated by Landlord's contractor and governed by the Contractors Rules and Regulations (as hereinafter defined).

                    In the event that Landlord does not deliver the Demised Premises to Tenant in such Shell Condition on or before April 1, 2001 for any reason (including, but not limited to, the existence of any circumstance which would otherwise be subject to the provisions of Paragraph 42 hereof, but excluding any reason which is the result of any act or omission on the part of Tenant which delays, impedes, interferes with or precludes Landlord's delivery of the Demised Premises to Tenant in Shell Condition), then Tenant shall have the right to terminate this Lease by written notice to Landlord, which notice from Tenant shall be given, if at all, not later than April 11, 2001, in which event Landlord shall return to Tenant the first installment of Monthly Base Rent which has been paid by Tenant, together with all interest thereon as provided in Paragraph 10.1 hereof, and thereafter neither Landlord nor Tenant shall have any further liability or obligation to the other under or with respect to this Lease.

                    (ii) The Lease Commencement Date shall be delayed on a day-for-day basis due to any delay in the substantial completion of Tenant's Work (as defined in Paragraph 16 hereof) to the extent that such delay results in the Demised Premises not being legally occupiable by Tenant, which delay is the direct result of the failure of Landlord to fulfill any obligation which Landlord has (A) under any applicable law, code or regulation with respect to the Building or any portion thereof, or (B) under this Lease (any such delay being hereinafter referred to as a "Landlord Delay"), except for any delay which consists of a delay in Landlord's delivery of the Demised Premises in Shell Condition, or in Landlord's provision of Adequate Access [which circumstances are addressed solely by Paragraph 3.2(b) hereof], and in the event that one or more Landlord Delays result in substantial completion of Tenant's Work (as defined in Paragraph 16 hereof) being delayed beyond June 1, 2001, Landlord shall pay to Tenant a penalty in the amount of Two Thousand Dollars ($2,000) per day for each day after June 1, 2001 that substantial completion of Tenant's Work does not occur solely as a result of one or more Landlord Delays; provided, however, that the Lease Commencement Date shall not be delayed as set forth above, and Landlord shall not be obligated to pay any penalty to Tenant, if substantial completion of Tenant's Work occurs later than June 1, 2001 solely because of one or more Landlord Delays in the event that the reason for the Landlord Delay(s) is due to any circumstance which is subject to Paragraph 42 hereof.

          3.3 DECLARATION. Landlord and Tenant agree to execute a Declaration, in the form attached hereto as Exhibit B, to confirm the Lease Commencement Date, the Rent Commencement Date, and the Term. Failure to execute the Declaration shall not affect the commencement or expiration of the Term.

          3.4 EFFECTIVE DATE. The rights and obligations set forth in this Lease, except for the obligation to pay Base Rent and the Additional Rent provided for in Paragraphs 5 and 6 hereof and as otherwise specifically provided herein to the contrary, shall become effective on the date of final execution of this Lease.

          3.5 PAYMENT FOR TENANT'S OTHER LEASE. Landlord shall have no liability or obligation under this Paragraph 3.5 unless and until all of the conditions set forth below in this Paragraph 3.5 have occurred. In the event that any of said conditions fails to occur (irrespective of by whom or what circumstances such failure was caused), then Landlord shall not have any liability or obligation under this Paragraph 3.5.

               Subject to the foregoing and the conditions set forth in this Paragraph 3.5, Landlord shall credit or pay to Tenant (as hereinafter provided) an amount not to exceed Seven Hundred Thousand Dollars ($700,000.00) in the aggregate as reimbursement to Tenant for a portion (the "Landlord Reimbursement Portion") of the cancellation payment paid by Tenant (the "Cancellation Payment"), rent paid by Tenant (the "Rent Reimbursement Payment"), or both, under that certain Office Lease dated May 29, 1991, by and between 14th & Eye Streets Joint Venture, as landlord thereunder (the "Eye Street Landlord"), and National Cooperative Bank, as tenant thereunder, for premises leased to Tenant at 1401 Eye Street, N.W., Washington, D.C. (the "Eye Street Lease"), solely for obligations of Tenant first arising under the Eye Street Lease on and after April 2, 2001, subject to the following conditions: (a) this Lease shall be non-contingent, binding on both parties, and in full force and effect according to its terms; (b) no Event of Default by Tenant, nor any circumstance which with the giving of notice, the passage of time, or both, would constitute an Event of Default, shall then exist under this Lease; (c) Landlord shall have received from Tenant a copy of a written receipt from the Eye Street Landlord (or other reasonable written proof, as determined by Landlord in its sole but reasonable discretion) evidencing its receipt from Tenant of the sum of (i) Seven Hundred Thousand Dollars ($700,000) (the "Tenant's Initial Payment"), comprising a Cancellation Payment, Rent Reimbursement Payment or any combination thereof, plus (ii) the full amount in excess of said Seven Hundred Thousand Dollars ($700,000) which is claimed by Tenant under this Paragraph 3.5 as the Landlord Reimbursement Portion, which Tenant's Initial Payment and Landlord Reimbursement Portion shall have in fact been paid by Tenant to the Eye Street Landlord, and copies of all written agreements between Tenant and the Eye Street Landlord concerning the termination, modification or assignment of the Eye Street Lease; and (d) the Lease Commencement Date as to the entire Demised Premises under this Lease shall have occurred and Tenant shall be in occupancy of the Demised Premises, shall be conducting its business therein, and shall have commenced paying Rent under this Lease (as provided in this Lease), unless the failure to satisfy the conditions of this clause (d) shall result from Landlord's failure to fulfill any obligation which Landlord has (A) under any applicable law, code or regulation with respect to the Building or any portion thereof, or (B) under this Lease. If all of the foregoing conditions have been satisfied, the Landlord Reimbursement Portion shall be credited or paid by Landlord to Tenant, as follows: (1) to the extent that the Landlord Reimbursement Portion does not exceed One Hundred Seventy-Seven Thousand Five Hundred Seventy-Seven and 60/100 Dollars ($177,577.60), Landlord shall abate Monthly Base Rent for the initial month of the Term in the amount of Five Thousand Nine Hundred Nineteen and 25/100 Dollars ($5,919.25) per day (calculated on the basis of one-thirtieth (1/30) of $177,577.60) for an aggregate of not more than thirty (30) days, until the Landlord Reimbursement Portion has been fully credited, in which case the Term of this Lease shall be extended by one (1) day for each day or portion thereof that such credit has been applied to the Landlord Reimbursement Portion, and during such extended portion of the Term, Tenant shall pay to Landlord as Monthly Base Rent an amount equal to one-thirtieth (1/30) of the product of (x) the then escalated Base Rent per square foot per annum for the original Demised Premises multiplied by (y) forty-eight thousand seven hundred seven (48,707) rentable square feet (irrespective of the then actual rentable area of either the then Demised Premises or the original Demised Premises), and (2) to the extent that the Landlord Reimbursement Portion exceeds $177,577.60, then (x) the provisions of the immediately preceding clause (1) of this sentence shall fully apply AND
(y) in addition, Landlord shall pay to Tenant the difference between the Landlord Reimbursement Portion and said $177,577.60 on the seventh (7th) business day following satisfaction of all of the aforesaid conditions, including, without limitation, the occurrence of the Lease Commencement Date under this Lease, and (z) Tenant shall be responsible, at its sole cost and expense, for that portion of all sums payable to the Eye Street Landlord as a Cancellation Payment, Rent Reimbursement Payment or combination thereof in excess of One Million Four Hundred Thousand Dollars ($1,400,000.00).

               Notwithstanding anything to the contrary set forth in this Paragraph 3.5, in the event that Tenant receives from the Eye Street Landlord or any other source any refund, credit or other reimbursement of any amount paid by Tenant to the Eye Street Landlord as a Cancellation Payment, Rent Reimbursement Payment, or both, pursuant to the Eye Street Lease, then, in either such event, either the amount to be credited by Landlord or payable by Landlord under this Paragraph 3.5 (if not theretofore credited or paid under this Paragraph 3.5) shall be reduced in an amount equal to the amount of such refund, credit or other reimbursement, or Tenant shall reimburse Landlord (if theretofore paid by Landlord under this Paragraph 3.5) in an amount equal to the amount of such refund or credit, on the seventh (7th) business day following the date of Tenant's receipt of such refund or credit.

     4.   RENT; MONTHLY BASE RENT.

          The first full payment of Monthly Base Rent shall be due and payable upon the execution of this Lease and each subsequent payment of Monthly Base Rent shall be due and payable on the first day of each and every month following the Rent Commencement Date during the Term. If the Rent Commencement Date is a date other than the first day of a month, then Monthly Base Rent for the period commencing with and including the Rent Commencement Date and ending on and including the day prior to the first day of the following month shall be prorated at the rate of one-thirtieth (1/30th) of the Monthly Base Rent per day and the full Monthly Base Rent paid by Tenant shall be applied to such prorated amount and the balance credited against Tenant's obligation to pay Monthly Base Rent for the following month. All payments of Rent shall be payable to Landlord or its designated agent, c/o Cafritz Company, Attn: Financial Services Department, 1825 K Street, N.W., Washington, D.C. 20006, in lawful money of the United States, without previous notice or demand and without deduction, set-off or counterclaim whatsoever, except as expressly set forth herein. Landlord shall have the right to change the place where Rent shall be paid, by written notice to Tenant.

     5.   COST-OF-LIVING ADJUSTMENT [Intentionally omitted.]

     6.   INCREASES IN OPERATING EXPENSES, CHAR SERVICE COSTS AND REAL ESTATE
TAXES

          6.1 TENANT'S SHARE. Commencing on the first anniversary of the Lease Commencement Date, for each calendar year or fraction thereof during the Term, Tenant shall pay to Landlord Tenant's Percentage of Increased Operating Expenses, Tenant's Percentage of Increased Char Service Costs, and Tenant's Percentage of Increased Real Estate Taxes.

          6.2 MONTHLY PAYMENTS. Prior to determination of the actual amount payable by Tenant under Paragraph 6.1, commencing on the first anniversary of the Lease Commencement Date, Tenant shall make monthly installment payments toward such share on an estimated basis, based on Landlord's reasonable estimate of Tenant's Percentage of Increased Operating Expenses, Tenant's Percentage of Increased Char Service Costs, and Tenant's Percentage of Increased Real Estate Taxes for such calendar year. Tenant shall pay Landlord, commencing with the first installment of Monthly Base Rent payable on or after the first anniversary of the Lease Commencement Date (said first anniversary to be determined without regard to any abatement of Monthly Base Rent hereunder), and on the first day of each month thereafter, (i) one-twelfth (1/12th) of Landlord's estimate of Tenant's Percentage of Increased Operating Expenses, (ii) one-twelfth (1/12th) of Landlord's estimate of Tenant's Percentage of Increased Char Service Costs, and (iii) one-twelfth (1/12th) of Landlord's estimate of Tenant's Percentage of Increased Real Estate Taxes. If Landlord does not determine its estimate for the then current year of Tenant's Percentage of Increased Operating Expenses, Tenant's Percentage of Increased Char Service Costs, and Tenant's Percentage of Increased Real Estate Taxes until after the first anniversary of the Lease Commencement Date, the first such installments after such estimate shall include the monthly payments retroactive to the first anniversary of the Lease Commencement Date.

          6.3 EXPENSE STATEMENTS. After the end of the calendar year which includes the first anniversary of the Lease Commencement Date, and after the end of each calendar year thereafter, Landlord shall determine the Increased Operating Expenses, Increased Char Service Costs and Increased Real Estate Taxes for such calendar year. Landlord shall provide to Tenant after the end of each calendar year a statement which is substantially similar to the form of statement which is attached hereto as Exhibit I and made a part hereof, based upon a statement prepared by a certified public accountant who is not an employee of Landlord or Landlord's management agent, of the amount payable as Tenant's Percentage of

Increased Operating Expenses, Tenant's Percentage of Increased Char Service Costs and Tenant's Percentage of Increased Real Estate Taxes. Within thirty (30) days after the delivery of such statement, but in no event sooner than the date which is the anniversary of the Lease Commencement Date, Tenant shall pay to Landlord any deficiency between the amount shown as Tenant's Percentage of Increased Operating Expenses, Tenant's Percentage of Increased Char Service Costs and Tenant's Percentage of Increased Real Estate Taxes and the estimated payments made by Tenant toward such amounts in accordance with Paragraph 6.2. In the case of excess estimated payments, such excess shall be credited to the installment(s) of Rent next coming due under this Lease, unless the term of this Lease shall have expired, in which event Landlord shall refund such excess, without interest, within thirty (30) days following the later to occur of (i) delivery of the expense statement or (ii) the cure by Tenant of any default which is then pending. In the event the Term commences or expires during a calendar year, Tenant's Percentage of Increased Operating Expenses, Tenant's Percentage of Increased Char Service Costs and Tenant's Percentage of Increased Real Estate Taxes shall be determined by multiplying the amount of each applicable Tenant's Percentage for the full calendar year by a fraction, the numerator of which is the number of calendar months during such calendar year falling within the Term and the denominator of which is 12. Tenant's liability for the final payment of Tenant's Percentage of Increased Operating Expenses, Tenant's Percentage of Increased Char Service Costs and Tenant's Percentage of Increased Real Estate Taxes shall survive the expiration of the Term.

          6.4 REAL ESTATE TAX CONTESTS. If there is any change by the taxing body in the period for which any of the Real Estate Taxes are levied, assessed or imposed, Landlord shall have the right, in its sole but reasonable discretion, to make appropriate adjustments with respect to computing increases in Real Estate Taxes provided Tenant is not thereby unduly prejudiced. Real Estate Taxes which are being contested by Landlord shall be included for purposes of computing Tenant's Percentage of Increased Real Estate Taxes under this paragraph, but if Tenant shall have paid an amount of Real Estate Taxes because of such inclusion of contested Real Estate Taxes and Landlord thereafter receives a refund of such Taxes, Tenant shall be credited with the excess in an amount proportionate with the refund of Increased Real Estate Taxes (and any interest thereon) received by Landlord, reduced by the proportionate cost of obtaining such refund. The credit shall be applied to the installment(s) of Rent next coming due under this Lease, unless the Term of this Lease shall have expired, in which event Landlord shall refund such excess, together with only such proportionate share of the interest thereon which is actually paid by the Government of the District of Columbia to Landlord within thirty (30) days following the later to occur of (i) Landlord's receipt of its refund or (ii) the cure by Tenant of any default which is then pending. Landlord shall have no obligation to contest, object to or litigate any levying, assessment or imposition of Real Estate Taxes, and may settle, compromise, consent to, waive or otherwise determine any such Real Estate Taxes without the consent of Tenant.

          6.5 AUDIT PROCEDURES. Each Operating Expenses, Char Services and Real Estate Taxes statement given by Landlord pursuant to this Lease shall be conclusive and binding upon Tenant unless, within one hundred twenty (120) days after the receipt of the statement, Tenant shall notify Landlord in writing that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. Tenant shall have the right to employ an independent auditor reasonably acceptable to Landlord and employed only on a non-contingent fee basis to assist Tenant to inspect and audit Landlord's books and records relating to Operating Expenses, Char Services and Real Estate Taxes for the calendar year in question. If Tenant elects to employ such independent auditor, Tenant shall provide Landlord not less than fifteen
(15) days notice of the date(s) on which such accountant desires to examine Landlord's books and records during regular business hours, and Landlord shall cooperate with Tenant and such auditor, and shall provide same with access to Landlord's books and records. All information provided by Landlord pursuant to this Paragraph 6.5 shall be confidential, and shall not be disclosed by Tenant or such auditor to any third party (other than arbitrators appointed in the event of a dispute as hereinafter provided). If as a result of such audit, Tenant continues to dispute the correctness of the statement, and if such dispute shall not have been settled by agreement, either party may submit the dispute to arbitration within sixty (60) days after Landlord's receipt of written notice from Tenant that Tenant disputes the statement in question. The decision of any board of arbitration pursuant to an arbitration conducted in accordance with the commercial arbitration rules of the American Arbitration Association, shall be binding on all parties. Pending the resolution of such dispute by agreement or arbitration as aforesaid, Tenant shall pay all Rent and Additional Rent due under this Lease, including the amount of Tenant's Percentage of Increased Operating Expenses, the amount of Tenant's Percentage of Increased Char Service Costs, the amount of Tenant's Percentage of Increased Real Estate Taxes, or all of them, as the case may be, as are claimed by Landlord in accordance with the statement, without prejudice to Tenant's position, as herein provided. If the dispute shall be resolved in Tenant's favor and it is determined that the Tenant's Percentage of Operating Expenses, Tenant's Percentage of Increased Char Service Costs or Tenant's Percentage of Real Estate Taxes set forth on the annual statement delivered by Landlord in any category were more than 105% of Tenant's Percentage of the Operating Expenses, Tenant's Percentage of Increased Char Service Costs or Tenant's Percentage of Real Estate Taxes, respectively, set forth on the corrected statement, Landlord shall promptly pay to Tenant the amount of Tenant's overpayment and Tenant's costs (including reasonable attorneys' and accountants' fees) directly related to the audit and arbitration proceeding. If the dispute shall be resolved in Tenant's favor and it is determined that the delivered statement was not more than 105% of the corrected statement in any category, each party shall pay its own costs related to the arbitration (and share equally any common costs, but not the cost of Tenant's accountant), and Landlord shall promptly pay to Tenant the amount of Tenant's overpayment. If the dispute shall be resolved in Landlord's favor, Tenant shall promptly pay all costs and expenses (including reasonable attorneys' and accountants' fees) incurred by Landlord in connection with such dispute, including those directly related to the arbitration.

     7.   SALES, USE OR OTHER TAXES

          If during the Term, any governmental authority having jurisdiction levies, assesses or imposes any tax on Landlord, the Demised Premises, the Land or the Building or the rents payable hereunder, in the nature of a sales tax, a use tax (including a gross receipts tax) or any other tax except (a) income taxes (including corporate franchise or unincorporated business taxes); (b) estate or inheritance taxes; or (c) Real Estate Taxes, Tenant shall pay the same to Landlord as Additional Rent at the time of, and together with, the first payment of Monthly Base Rent due following receipt by Tenant of written notice of the amount of such tax. If any such tax is levied, assessed or imposed and the amount of the tax required to be paid by Tenant is not ascertainable because the tax relates to more than the Demised Premises or the rents payable hereunder, then Tenant shall pay such share of the total taxes that Landlord shall reasonably estimate.

     8.   PERSONAL PROPERTY TAXES

          8.1 LEVIED ON TENANT. Tenant shall pay, before delinquency, all taxes, assessments, license fees and other charges that are levied or assessed against Tenant's Personal Property installed or located in or on the Demised Premises and against the value of leasehold improvements (unless already included in the determination of real Estate Taxes) that become payable during the Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

          8.2 LEVIED ON LANDLORD. If any taxes on Tenant's Personal Property are levied against Landlord or Landlord's property, or if the assessed value of the Land or the Building is increased by the inclusion of a value placed on Tenant's Personal Property, and if Landlord pays the taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, on demand, shall reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord's assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy. Tenant shall have the right to contest any taxes levied against Tenant or Landlord for which Tenant is responsible under this Paragraph 8, at Tenant's expense, and Landlord agrees to cooperate (at no expense to, and with no liability to, Landlord) as a result of any such contest; provided, however, that (i) Landlord shall have the right to pay such taxes and to be reimbursed as Additional Rent hereunder by Tenant, unless it is legally permissible for Landlord to not pay same without incurring any interest, late charge, fine, penalty or other liability, and (ii) Tenant shall indemnify, defend and hold harmless Landlord and Landlord's management agent, from all penalties, liabilities, damages, costs, expenses, suits, claims and demands resulting from such contest(s) by Tenant.

     9. LATE CHARGE; INTEREST

          Except as otherwise specifically provided herein, all payments of Additional Rent shall be paid to Landlord, without notice or demand, and without any setoff, deduction or counterclaim whatsoever, with the installment of Monthly Base Rent next due after such Additional Rent, but not earlier than ten
(10) business days after Tenant's receipt of written demand therefor from Landlord with regard to (i) any amount other than Additional Rent payable pursuant to Paragraph 6 hereof, and (ii) changes to this Lease regarding amounts of Additional Rent payable pursuant to Paragraph 6 hereof. Nothing contained in Paragraphs 6, 7, and 8 shall be construed at any time to reduce the amount of Monthly Base Rent as increased each year. Notwithstanding any dispute which may arise in connection with the computation or estimate of the amount of Additional Rent due, Tenant shall be obligated to pay the amount specified by Landlord, pending the resolution of any dispute. Any installment of Monthly Base Rent or Additional Rent not paid within five (5) days of the due date thereof shall be subject to a late charge of five percent (5%) of such installment. In addition, such unpaid installment shall bear interest until paid at the rate of eighteen percent (18%) per annum. Notwithstanding the foregoing, on not more than one (1) occasion during any consecutive period of twenty-four (24) months, Landlord shall waive any late charge or interest to which it would otherwise be entitled pursuant to this Paragraph 9 if any installment of Monthly Base Rent, Additional Rent which was not paid on its due date is paid not later than the tenth (10th) business day following such due date. In the event any payment from Tenant by check is returned by the financial institution on which it is drawn for any reason, a service charge of One Hundred Dollars ($100.00) shall be due and payable as Additional Rent in addition to the late charge set forth above. In addition, Tenant shall pay to Landlord, within ten (10) days of receipt of an invoice therefor, any fee imposed upon Landlord by its bank as a result of any returned check. Tenant's obligations to pay any amounts of

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

Additional Rent shall survive the expiration or termination of this Lease.

     10.  DEPOSITS

          10.1 FIRST INSTALLMENT OF MONTHLY BASE RENT. Landlord acknowledges receipt of the Monthly Base Rent for the first month following the Rent Commencement Date. Prior to Landlord applying it to the first installment of Monthly Base Rent, this sum shall be held by Landlord, in an interest-bearing money-market account in a Federally insured financial institution, with all interest thereon accruing to the benefit of Tenant, as security for the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease.

          10.2 LANDLORD REMEDIES. No right or remedy available to Landlord in this Lease shall preclude or extinguish any other right to which Landlord may be entitled. It is understood that if Tenant fails to perform its obligations and to take possession of the Demised Premises as provided in this Lease, the first installment of Monthly Base Rent shall not be deemed liquidated damages. Landlord may apply such sums to reduce Landlord's damages and such application of funds shall not preclude Landlord from recovering from Tenant all additional damages incurred by Landlord.

     11.  LAWS AND ORDINANCES

          Tenant will, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon Tenant or the Demised Premises by the ordinances, laws, rules, orders or regulations of the Federal government and the municipality, county or state in which the Demised Premises is located, whether required of Landlord or otherwise, in the conduct of Tenant's business except that Landlord shall comply with any orders affecting structural elements, Common Areas and Building systems or portions thereof installed by Landlord or any of its contractors, unless the orders are due to Tenant's particular business or use of the Demised Premises.

     Landlord shall be responsible for compliance of the Land and the Common Areas of the Building with the Americans with Disabilities Act (the "ADA"), and Tenant shall be responsible, at its sole cost and expense, for compliance of the Demised Premises with the ADA with respect to any Alterations to the Demised Premises (including, but not limited to, Tenant's Work), special needs of any of Tenant's personnel and new or changed interpretations of, or amendments of, the ADA, as it existed on the date of execution of this Lease.

     Landlord agrees to endeavor to maintain the structural components of the Building, the Common Areas and Building systems in compliance with all orders, requirements or conditions now or hereafter imposed upon Landlord or the Building by the ordinances, laws, rules, orders or regulations of the United States of America or the Government of the District of Columbia, including, without limitation, all applicable building codes, fire and life safety requirements and the ADA, and shall promptly take such actions as are necessary to comply with any such orders, requirements or conditions as apply to the structural components of the Building, the Common Areas and Building systems after obtaining actual knowledge of the need for such actions, all costs of which shall be included in Operating Expenses, except as expressly excluded therefrom pursuant to Paragraph 1.B.12. hereof, unless any such action is the obligation of Tenant under this Lease.

     12.  USE OF DEMISED PREMISES

          The Demised Premises shall be used and occupied by Tenant solely for the purpose of general office use and for no other purpose whatsoever. The Demised Premises shall not be used for any illegal purpose or in violation of any regulation of any governmental body, or in any manner to knowingly (i) create any nuisance or trespass; (ii) vitiate any insurance; or (iii) alter the classification or increase the rate of any type of insurance on the Building or any part thereof.

     13.  REPAIRS BY TENANT

          Subject to the provisions of Paragraphs 18 and 23 hereof, Tenant agrees to maintain the Demised Premises and the fixtures therein in good order, repair and condition, during the Term at its sole cost and expense except to the extent that damage thereto is caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors, and will, at the expiration or other termination of the Term, surrender and deliver the same and all keys, locks and other fixtures connected therewith (except only Tenant's Personal Property) in the same good order, repair and condition as they are now in or shall be in at the Lease Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by this Lease, and ordinary wear and tear and damage by casualty covered by the insurance that Landlord is required to maintain hereunder or which Landlord has in force and effect at the time of such casualty excepted. Tenant shall make all repairs to the Demised Premises necessitated by any act or omission of Tenant or its agents, employees, or invitees, except to the extent covered by the policies of insurance which Landlord is required to carry hereunder or which Landlord has in force and effect at the time.

          In addition, all damage to the Demised Premises or the Building, caused by moving the property of Tenant into, in or out of the Building and all breakage, damage or injury done by Tenant or the agents, servants, employees, invitees, visitors or guests of Tenant caused by the negligence or willful misconduct of Tenant or any of its agents, servants, employees or visitors shall be repaired by Tenant, at the sole cost and expense of Tenant, but only if and to the extent that such damage is not of the type covered by any casualty insurance which Landlord is required to carry under this Lease or which Landlord has in force and effect at the time. In the event Tenant shall fail to do so after written notice from Landlord, then Landlord shall have the right to make such necessary repairs or alterations and any charge or cost so incurred by Landlord shall be paid by Tenant as Additional Rent. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights or remedies which Landlord has or may have in said circumstances.

     14.  REPAIRS BY LANDLORD

          Landlord agrees to endeavor to maintain the structural components of the Building, the Common Areas and Building systems, in good order, repair and condition, in the standard of Comparable Buildings during the Term, and shall make such repairs thereto as become necessary after obtaining actual knowledge of the need for such repairs, all costs of which shall be included in Operating Expenses, except as expressly excluded therefrom pursuant to Paragraph 1.B.12 hereof, unless the need for any such maintenance or repair is brought about by any act or omission of Tenant, its agents, employees or invitees, and not covered by the policies of insurance which Landlord is required to maintain hereunder or which Landlord has in force and effect at the time, in which event, Tenant shall have the obligation to make, at its sole cost and expense, such structural repairs. Except as provided in the preceding sentence, Landlord shall have no duty to Tenant to maintain or to make any repairs or improvements (except for Landlord's Work) to the Demised Premises. Landlord shall not be liable for any damage caused to the person or property of Tenant, its agents, employees, sublessees, contractors or invitees, due to the improper construction or repair of the Demised Premises or the Building or any part or appurtenances or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, or from any other cause whatsoever, except for actual damages (but in no event any consequential damages) resulting directly from the negligence or willful misconduct of Landlord, its agents, employees or contractors and not covered by the policies of insurance which Tenant is required to maintain hereunder, or which Tenant has in force and effect at the time. Tenant agrees to report promptly in writing to Landlord any defective condition in or about the Demised Premises or the Building which becomes known to Tenant, and a failure to report timely shall relieve Landlord of such obligation until it obtains actual knowledge of the need for such repair.

     15.  FURNITURE; FIXTURES; ELECTRICAL EQUIPMENT.

          15.1 FLOOR LOADING. Tenant shall not place a load upon the floor of the Demised Premises contrary to the weight, method of installment and position prescribed by Landlord. Landlord hereby advises Tenant that, as of the date of execution of this Lease, the average permissible floor load for the Building is eighty (80) pounds per square foot for live loads and twenty (20) pounds per square foot for dead loads. Landlord agrees that, provided that Tenant furnishes Landlord with Tenant's Plans (as hereinafter defined in Paragraph 16.1) concerning the location of any equipment which Tenant proposes to install at the Demised Premises which will exceed the floor load capacity of the Demised Premises, Landlord shall perform the reinforcement work necessary to support such additional floor load and Landlord shall deduct the incremental cost thereof (that is, the cost thereof which is in addition to the cost of construction of the base Building in order to support such additional floor load) from the Tenant Allowance (as hereinafter defined in Paragraph 16.1). Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes. Tenant shall defend, indemnify and hold Landlord harmless against any and all liability, damage, cost, expense, injury, suits, claims or demands (including reasonable attorneys' fees) resulting from the moving of Tenant's equipment, furnishings and materials into or out of the Demised Premises or from the storage or operation of the same, except to the extent covered by the policies of insurance which Landlord is required to carry hereunder or which Landlord has in force and effect at the time. Any and all damage or injury to the Demised Premises, the Building or the Land caused by such moving, storage or operation shall be promptly repaired by Tenant at Tenant's sole cost except to the extent covered by the policies of insurance which Landlord is required to carry hereunder or which Landlord has in force and effect at the time, subject to and in compliance with the provisions of the Lease.

          15.2 OFFICE EQUIPMENT. Tenant will not install or operate in the Demised Premises any electrically operated equipment, computers or other machinery, other than personal computers, word processing equipment or adding machines and such other small electrically operated office equipment as is commonly used in modern offices (specifically excluding computers or any other electrically operated equipment using more than 120 volts), without first obtaining the prior written consent of Landlord, which may condition such consent upon the payment by Tenant of Additional Rent in compensation for such excess consumption of water and/or electricity or wiring as may be occasioned by the operation of such equipment or machinery; nor shall Tenant install any other equipment whatsoever which will or may cause noise or vibrations that may be transmitted to areas outside of the Demised Premises to such a degree as to be objectionable to Landlord or any other tenant in the Building, or which will or may necessitate any changes, replacements or additions to or require the use of the water system, plumbing system, heating system, air conditioning system, security system or the electrical system of the Demised Premises without the prior written consent of Landlord. Notwithstanding anything to the contrary set forth in this Paragraph 15.2 above, Landlord hereby agrees that the office equipment listed on Exhibit H hereto ("Tenant's Standard Office Equipment") does not violate this covenant nor shall the use and operation of Tenant's Standard Office Equipment result in the imposition of any Additional Rent for excess consumption of water or electricity.

          In the event that Landlord has a basis for believing that any equipment or other machinery, other than Tenant's Standard Office Equipment, causes Tenant to use more electricity than the average consumption per square foot used by all users of electricity in the Building (the "Average Office Electricity Use"), Landlord shall have the right to cause a survey to be made by an independent electrical engineer or consulting firm to determine the amount of electricity consumed by Tenant in excess of the Average Office Electricity Use, and in the event that such survey confirms that Tenant is using more electricity than the Average Office Electricity Use because of the presence of equipment or other machinery other than Tenant's Standard Office Equipment, (i) Tenant shall reimburse Landlord for the cost of completion of said survey, (ii) Landlord shall have the right to install one or more separate electrical meters for the Demised Premises and Tenant shall reimburse Landlord for the cost thereof (including installation), (iii) Landlord shall have the right, in its sole discretion, to install additional transformers, distribution panels, wiring and other applicable equipment at the expense of Tenant, and (iv) Tenant shall pay as Additional Rent the cost of any electricity in excess of the Average Office Electricity Use, at the rate charged by the utility company providing such electricity, assuming continuous business hours, within ten (10) business days after receipt of any bill therefor from Landlord. None of the equipment so installed by Landlord pursuant to this paragraph shall be deemed to be Tenant's Personal Property.

     16.  SHELL CONDITION; TENANT'S WORK; ALTERATIONS

          16.1 SHELL CONDITION; TENANT'S WORK. Landlord acknowledges that it has received from Tenant and has approved the location and size of the opening (but not the design) for the

Internal Stairwell (as hereinafter defined). Landlord shall deliver the Demised Premises to Tenant in Shell Condition on or before October 2, 2000, provided that (A) neither the location nor size of the opening for the Internal Stairwell (as hereinafter defined) changes (which change may not occur in any event without the prior written approval of Landlord, which may be withheld or denied in Landlord's sole and absolute discretion), and (B) Tenant delivers to Landlord permit-ready construction documents with respect to the construction of the Internal Stairwell (as hereinafter defined) on or before April 1, 2000, time being of the essence in Tenant's performance of this obligation and this obligation not being subject to the provisions of Paragraph 42 hereof; provided, however, that in the event that Tenant does not deliver such construction documents to Landlord on or before April 1, 2000, Tenant's right to have Landlord install the Internal Stairwell shall cease and be of no further force or effect. As used in this Lease, the term "Internal Stairwell" shall mean an internal stairwell between the sixth (6th) floor and the seventh (7th) floor in the location approved by Landlord(the "Internal Stairwell"), which shall be installed at Landlord's expense, in addition to the Tenant Allowance (as defined below). Such Interior Stairwell, if designed by Tenant's architect in accordance with all applicable requirements of the District of Columbia Building Code, shall be constructed in accordance with the decorative finishes (that is, paint and wallpaper), and in a manner, which are reasonably consistent with the decorative finishes and manner of construction of Tenant's stairwell in its existing leased premises in the building located at 1401 Eye Street, N.W., Washington, D.C., as the latter exists on the date of execution of this Lease. The design of the Internal Stairwell shall be subject to Landlord's Approval in accordance with the terms of this Lease. Following Landlord's delivery of the Internal Stairwell to Tenant, Tenant shall be responsible, at its sole cost and expense, for all maintenance, repair, replacement and liability of any nature whatsoever resulting in any manner from the performance of Tenant's Work (as hereinafter defined). Landlord is under no obligation to make any other improvements of any nature to the Demised Premises. Attached hereto as Exhibit J is Landlord's proposed construction schedule (the "Construction Schedule") for the base Building, which Landlord is furnishing to Tenant solely for informational purposes so that Tenant may be able to monitor the progress of construction of the base Building, it being understood and agreed that Landlord shall have no obligation whatsoever to accomplish any of the specific portions of the work described on the Construction Schedule by the anticipated dates set forth therein, and Landlord shall have no liability for any failure to do so, and that Landlord's sole liability for any failure to accomplish any item(s) described on the attached Construction Schedule shall be as is set forth in Paragraph 3.2.(b) of this Lease.

               Notwithstanding the foregoing, Landlord shall make available for the performance of Tenant's Work (as hereinafter defined) an allowance (the "Tenant Allowance") in an amount equal to the sum of (A) Four Hundred Dollars ($400.00) plus (B) the product of (a) Sixty Dollars ($60.00) multiplied by (b) the number of square feet of rentable area comprising the Demised Premises, as determined pursuant to Paragraph 1.A.6 hereof (it being understood and agreed that, as set forth in Paragraph 58.1, the Tenant Allowance shall not be applicable to any Available Space, as defined in said Paragraph 58.1). Landlord shall pay the Tenant Allowance to Tenant, Tenant's general contractor, Tenant's modular furniture supplier or any combination of the foregoing, as directed in writing by Tenant at the time of Tenant's submission of its payment requests to Landlord, following Tenant's completion of items of Tenant's Work (as hereinafter defined) and for use as a deposit on the purchase of the portion of Tenant's Work consisting of modular furniture [which deposit shall not exceed thirty percent (30%) of the cost of such modular furniture] and Landlord's receipt from Tenant of (a) invoices reasonably evidencing work or services performed with respect to Tenant's Work (as hereinafter defined), (b) receipted bills or other evidence that the aforesaid invoices have been paid in full, and
(c) waivers or releases of liens from each of Tenant's contractors, subcontractors and suppliers in connection with the work performed or materials supplied as evidenced by the aforesaid invoices; provided, however, that with respect to the use of a portion of the Tenant Allowance as a deposit on the purchase of modular furniture, in lieu of providing the documentation described in the foregoing clauses (a), (b) and (c) at the time that a portion of the Tenant Allowance is requested, Tenant shall furnish a copy of an invoice for the deposit or a copy of its contract for the purchase of the modular furniture which sets forth a deposit concurrently with its request for payment of such portion of the Tenant Allowance to the supplier of such modular furniture and shall furnish Landlord with a receipted bill or other evidence that the deposit has been paid, within fifteen (15) days following Landlord's payment of such portion of the Tenant Allowance; further provided, that any waiver or release of liens provided by Tenant to Landlord may be conditioned on payment of an amount specified therein and Tenant shall have the right to provide waivers or releases of liens from any subcontractor or supplier within thirty (30) days following submission to Landlord of the draw request with respect to which such waiver or release of liens applies, so long as Tenant has submitted to Landlord, concurrently with such draw request, a waiver or release of lien from Tenant's general contractor which includes the amount which is the subject of the deferred waiver or release of lien from a subcontractor. Payment of portions of the Tenant Allowance pursuant to the terms of this Paragraph 16.1 shall not be requested more often than once during any calendar month, and, commencing with the second (2nd) request, each request shall be delivered to Landlord not sooner than thirty (30) days following the date of the previous request. Landlord shall make payment of the appropriate amount of the Tenant Allowance requested by Tenant in each request within thirty (30) days following Landlord's receipt of the request with all of the conditions set forth in this Paragraph 16.1 having been satisfied by Tenant.

               Tenant shall improve the Premises in accordance with the Tenant's Plans (as hereinafter defined). Tenant shall submit to Landlord Tenant's final plans and specifications for improvements to the Demised Premises (the "Tenant's Plans"), which shall be subject to Landlord's prior written approval (the work set forth in the Tenant's Plans being hereinafter referred to as "Tenant's Work"), which approval shall not be unreasonably withheld, conditioned or delayed with respect to items which do not affect any of the structural components of the Building or any of the Building's systems or the exterior aesthetics of the Building. Landlord's approval (or disapproval, with a reasonably detailed explanation of the reason(s) therefor) of Tenant's Plans shall be provided promptly, and in all events within ten (10) business days after Tenant's submission of Tenant's Plans to Landlord. From and after the date of Landlord's approval of the Tenant's Plans, any changes to the Tenant's Plans shall not be binding unless approved in writing by both Landlord (which approval by Landlord shall not be unreasonably withheld, conditioned or delayed as to items which, in Landlord sole opinion, do not affect any of the structural components of the Building or any of the Building's systems or the exterior aesthetics of the Building) and Tenant. Landlord's approval of the Tenant's Plans shall constitute approval of Tenant's design concept only and shall in no event be deemed a representation or warranty by Landlord as to whether the Tenant's Plans comply with any and all legal requirements applicable to the Tenant's Plans and Tenant's Work.

               In the performance of Tenant's Work, Tenant shall comply with all applicable laws, codes and regulations. Tenant shall obtain all permits, certificates and other governmental approvals from all governmental entities having jurisdiction thereover which are necessary for the prosecution and completion of Tenant's Work. Tenant's Work shall include, but not be limited to, the cost of all permits and governmental inspections, all architectural and engineering fees, and a fee to Landlord in the amount of Seventeen Thousand Dollars ($17,000). Landlord and Tenant shall reasonably assist and cooperate with each other with respect to obtaining permits, certificates and other governmental approvals, at no cost to Landlord.

               Prior to commencing Tenant's Work (or any portion thereof), Tenant shall provide to Landlord the name and address of each contractor and subcontractor which Tenant intends to employ to perform such portion of Tenant's Work, the use of which subcontractors and contractors shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Disapproval of any contractor or subcontractor shall be deemed reasonable if, among other things, (1) the contractor or subcontractor is not properly licensed, (2) Landlord has had any prior experience with such contractor or subcontractor which was unsatisfactory to Landlord, and (3) Landlord knows of any prior unsatisfactory experience that a third party has had with such contractor or subcontractor. Landlord's approval (or disapproval) of such contractor shall be provided promptly, and in all events within five (5) business days after Tenant's request therefor. Prior to the commencement of any of Tenant's Work, Tenant shall deliver to Landlord, with respect to each contractor and subcontractor which Tenant intends to employ to perform any of Tenant's Work, a certificate of insurance from each such contractor or subcontractor specifying Landlord as a named insured and evidencing that each such contractor or subcontractor has obtained the insurance coverages set forth in Paragraph 22.7 of this Lease. Notwithstanding the foregoing, Landlord hereby agrees and acknowledges that the following contractors are approved by Landlord:
Hitt Contracting, Inc., Rand Construction Company, F.J. Corbett Construction and James G. Davis Construction Company; provided, however, that, if, in Landlord's sole opinion, there has been a substantial change in the financial condition or general performance level of such contractor(s) as of the date that Tenant submits Tenant's Plans to Landlord, then Landlord may withdraw its approval of such contractor(s) upon written notice to Tenant. Landlord shall have the right to require a payment or performance bond with respect to the general contractor and with respect to any subcontractor whose contract(s) exceeds $100,000.

               In its performance of Tenant's Work, Tenant shall:

               (a) have the right to use water and electricity necessary for the performance of Tenant's Work, without charge, and, when its construction activities are concluded each day, (i) Tenant shall use diligent efforts to ensure that all lights are turned off in the Demised Premises and (ii) Tenant shall ensure that the water spigots serving the Demised Premises are turned off;

               (b) have access to the mechanical and electrical rooms serving the Demised Premises;

               (c) have the use of the freight elevator in accordance with the Contractors Rules and Regulations and at no lower priority than other tenants or prospective tenants, or other contractors or subcontractors, of the Building;

               (d) following delivery of materials to the Demised Premises for performance of Tenant's Work, air conditioning to the Demised Premises, which Tenant acknowledges shall consist solely of the base Building air conditioning system being operational during the Building's business hours, from 8:00 a.m. until 8:00 p.m. Monday through Friday and from 9:00 a.m. until 4:00 p.m. on Saturdays, without charge to Tenant and without any representation or responsibility by Landlord as to the adequacy or sufficiency of the air conditioning for any particular purpose. Tenant shall supply whatever filters and maintenance may be required in the Demised Premises for the operation of the air conditioning system therein, at Tenant's sole cost.

               Notwithstanding anything contained herein to the contrary set forth herein, Tenant shall have the right to apply a portion of the Tenant Allowance to the costs of Tenant's (i) furniture, (ii) telephone and computer equipment, (iii) telephone and computer cabling and wiring, and (iv) other move-related expenses; provided, however, that in no event shall the costs of items described in clause (iv) of this sentence (other than modular furniture) which are payable out of the Tenant Allowance exceed an amount equal to the product of (a) Five Dollars ($5.00) multiplied by (b) the number of rentable square feet comprising the Demised Premises, and Tenant shall ensure that the use of the Tenant Allowance results in the leasehold improvements and modular furniture which constitute Tenant's Work having an appearance and quality which are at least equal to the appearance and quality of Tenant's existing leased premises in the building located at 1401 Eye Street, N.W., Washington, D.C. Any portion of the Tenant Allowance which is unused as of the Lease Commencement Date shall be credited against the installment(s) of Base Rent and Additional Rent next coming due.

          16.2 ALTERATIONS BY TENANT. Except for Tenant's Work, with respect to which the rights and obligations of Landlord and Tenant concerning approval thereof are set forth in Paragraph 16.1 hereof, Tenant will not make or permit any Alterations to the Demised Premises or to the Building without the prior written consent of Landlord, which in the case of non-structural Alterations will not be unreasonably withheld, conditioned or delayed. If Landlord consents to any Alterations, Landlord may impose any conditions it deems reasonably appropriate, including, without limitation, the approval of plans and specifications, supervision of the work by Landlord's architect or contractor (at Tenant's reasonable expense) and, except with respect to Tenant's initial improvements to any Available Space (as hereinafter defined in Paragraph 58.1) which Tenant leases, a fee to Landlord in an amount to be determined by Landlord in its reasonable discretion, but not to exceed five percent (5%) of the hard costs of the Alterations, and satisfactory evidence from Tenant of Tenant's ability to pay for such Alterations (including, but not limited to, a payment or performance bond with respect to any general contractor and with respect to any subcontractor whose contract(s) exceeds $100,000.00). Whenever Tenant submits plans and specifications to Landlord for Landlord's approval, Landlord shall, within ten (10) business days after Landlord's receipt of same, notify Tenant of any corrections or revisions which Landlord desires to make in said plans and specifications, and Tenant agrees to comply with all such corrections or revisions which Landlord may reasonably require. Notwithstanding the foregoing provisions of this Paragraph 16.2, (a) Landlord's prior written consent with respect to an Alteration shall not be required if such Alteration (i) has an estimated cost to complete of less than Five Thousand Dollars ($5,000), (ii) is not structural, (iii) does not require any governmental approval, (iv) is not visible from the exterior of the Demised Premises, (v) does not burden or cause any material or adverse impact on Building systems or any other space in the Building, and (vi) at least three (3) business days before commencing the work, Tenant notifies Landlord of the planned Alteration, and (b) Landlord agrees that it shall not unreasonably withhold its consent with respect to a proposed Alteration (i) which involves structural work affecting non-load-bearing structural elements of the Building, (ii) which does not excessively burden or cause any material or adverse impact on Building systems or any other space in the Building (it being agreed that Tenant shall correct to Landlord's satisfaction any impact on Building structural or mechanical components or systems), and (iii) as to which Tenant satisfies all other conditions specified in this Paragraph 16 with respect to such work; provided, however, that in exercising its consent right as herein provided, it shall be reasonable for Landlord to take into account all relevant factors, including, but not limited to, the requirements of pertinent loan documents applicable to the Building, and the potential impact on insurance ratings, coverage and costs.

               Within thirty (30) days following completion of (i) Tenant's Work and (ii) any Alterations thereafter which require Landlord's approval hereunder, Tenant shall deliver to Landlord a complete set of "as-built" plans showing Tenant's Work or Alterations, as applicable, in hard copy and an acceptable (in Landlord's reasonable opinion) electronic version (except that an electronic version shall not be required if Cafritz Company acts as the construction manager with respect to such Alterations), and in the event that Tenant does not furnish such "as-built" plans within thirty (30) days following completion of the Tenant's Work or Alterations, as applicable, Tenant shall reimburse Landlord for any expenses incurred by Landlord in causing the Building plans to be modified to reflect such Tenant's Work, Alterations or both; provided, however, that Tenant shall not be required to provide Landlord with "as-built" plans with respect to any Alterations which consist solely of the installation of modular furniture, unless a permit is required from the Government of the District of Columbia for the lawful installation of such modular furniture or any affiliated work resulting from such installation.

          16.3 COMPLIANCE WITH CODES; NO LIENS. Alterations may be made only at Tenant's expense (except to the extent that the costs of same are payable out of the Tenant Allowance) by contractors or subcontractors approved in writing by Landlord, in its reasonable discretion and only after Tenant shall have obtained any necessary permits from governmental authorities having jurisdiction, and furnished copies of the permits to Landlord. All Alterations must conform to all rules and regulations established from time to time by the Board of Fire Underwriters having jurisdiction or similar body exercising similar functions and to all laws, regulations and requirements of federal, state, county and municipal governments. Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanic's and materialmen's liens against the Building and the Land from all contractors, subcontractors and material suppliers for all work performed and materials furnished in connection with completed Alterations. Notwithstanding the foregoing, if any mechanic's lien is filed against the Landlord with respect to its interest in the Building or the Land for work or materials done for or furnished to Tenant, or claimed to have been done for or furnished to Tenant, the lien shall be discharged by Tenant within ten (10) days thereafter, solely at Tenant's expense, by paying off or bonding the lien. If Tenant fails to discharge such lien Landlord may do so and treat the cost thereof as Additional Rent; but such discharge by Landlord shall not be deemed to waive the default of Tenant in not discharging the same. Tenant will defend, indemnify and hold Landlord harmless from and against any and all liabilities, reasonable costs and expenses (including reasonable attorneys' fees), liens, suits, claims, demands or damage to persons or property which may arise from the making of any Alterations, except to the extent the same are covered (or would be covered) by the policies of insurance which Landlord is required to carry hereunder or which Landlord has in force and effect at the time. If any Alteration is made without the prior written consent of Landlord, Landlord may correct or remove the Alteration at Tenant's expense, and all reasonable costs and expenses incurred by Landlord in connection with the removal of any mechanic's lien or the correction or removal of any Alteration shall be payable to Landlord by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor from Landlord.

     17. OWNERSHIP OF ALTERATIONS AND EQUIPMENT AND OTHER PROPERTY; REMOVAL OF TENANT'S PERSONAL PROPERTY.

          17.1 LANDLORD'S PROPERTY. Any Alterations and other property installed or located in the Demised Premises by or on behalf of either party (i) shall (except for Tenant's Personal Property) immediately become the property of Landlord and be subject to this Lease, and (ii) shall remain upon and be surrendered to Landlord with the Demised Premises as a part thereof upon the expiration or termination of the Term; provided, however, that Tenant shall have the right to remove, prior to the expiration of the Term, Tenant's Personal Property (except that if Tenant is then in default in the payment of any Rent due under this Lease, Tenant shall not have the right to remove Tenant's Personal Property unless Tenant cures such default within five (5) business days following the date of expiration or termination of the Term, in which case Tenant shall have the right to remove Tenant's Personal Property on or before such fifth (5th) business day following the date of expiration or termination of the Term), and provided further, that if Landlord shall elect that any Alterations (including Tenant's Work to the extent permitted below) be removed at the expiration of the Term, Tenant shall cause the same to be removed at Tenant's expense and shall surrender the Demised Premises to Landlord in the condition in which the Demised Premises were originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required under this Lease and except for ordinary wear and tear and casualty which is covered (or would be covered) by the policies of insurance which Landlord is required to carry hereunder or which Landlord has in force and effect at the time, or shall reimburse Landlord for the reasonable cost of doing so. Notwithstanding anything to the contrary set forth in this Lease, (i) Tenant shall not be obligated to remove the Internal Stairwell upon the expiration of the Term if Tenant has installed such Internal Stairwell in a location which has been approved by Landlord in writing, and (ii) Tenant shall not be obligated to remove any of Tenant's Work or any Alterations except for items which are not part of a standard office buildout, as determined by Landlord in its reasonable discretion, and as such items are identified by Landlord in a written notice to Tenant at the time that Landlord approves Tenant's Plans (with respect to Tenant's

Work) or Tenant's plans and specifications with respect to future alterations.

          17.2 REMOVAL. Tenant shall remove all of Tenant's Personal Property (including, but not limited to, all modular furniture) from the Demised Premises at the expiration or termination of this Lease; provided, however, that if not later than the three hundred fiftieth (350th) day prior to the expiration of the Term (as the Term may be extended pursuant to Paragraph 55 hereof), Landlord, in its sole and absolute discretion, instructs Tenant in writing to leave in place all of Tenant's modular furniture, then, upon the expiration or earlier termination of the Term of this Lease, such modular furniture shall remain in the Demised Premises and immediately become the property of Landlord, which Landlord may dispose of, retain, demolish or otherwise alter in any way which Landlord deems appropriate, in its sole discretion. Any property belonging to Tenant or any other person, which is left in the Demised Premises after the date Tenant vacates the Demised Premises and the Lease has expired or is terminated for any reason, shall be deemed to have been abandoned. In such event, Landlord shall have the right to declare itself owner of such property and to dispose of it in whatever manner Landlord considers appropriate without waiving its right to claim from Tenant all reasonable expenses and damage caused by Tenant's failure to remove the property, and Tenant shall not have any right to compensation or claim against Landlord as a result.

     18.  DAMAGE OR DESTRUCTION

          18.1 NOTICE. If the Demised Premises or any part thereof shall be damaged by fire or any other cause, Tenant shall give prompt notice thereof to Landlord.

          18.2 RESTORATION. If restoration of the Demised Premises is possible (and provided that such damage was not caused by any act or omission constituting gross negligence or willful misconduct of Tenant, its agents, servants or invitees), in accordance with Landlord's reasonable estimate, within a period of six (6) months [or if the damage affects more than fifty percent (50%) of the Demised Premises or more than fifty percent (50%) of the Building, then within a period of nine (9) months] from the date of the damage: (i) Landlord shall restore the Demised Premises at Landlord's expense up to the limit of insurance proceeds received subject to any prior rights of any mortgagee to such proceeds [provided, however, that Landlord shall have no obligation to repair damage to or replace Tenant's Personal Property, any Alterations (other than Tenant's Work which is paid for out of the Tenant Allowance) or any other property located in the Demised Premises, except for modular furniture which is installed in the Demised Premises and is paid for out of the Tenant Allowance, the restoration of which modular furniture shall be within Landlord's restoration obligation pursuant to this Paragraph 18.2 (notwithstanding the fact that such modular furniture constitutes Tenant's Personal Property under this Lease)]; and (ii) if the Demised Premises are untenantable for Tenant's permitted uses, in whole or in part, during such restoration, the Monthly Base Rent and Additional Rent hereunder shall be abated proportionately to the extent and for the period of such untenantability, that is, the Rent abated shall be that portion which the amount of square foot area which is unusable bears to the total square foot area of the Demised Premises; provided that if more than fifty percent (50%) of the Demised Premises are partially damaged or destroyed and such partial damage or destruction renders the Demised Premises unusable for Tenant's business operations, then Monthly Base Rent and Additional Rent for the Demised Premises shall be abated entirely until the restoration is completed. If such damage or destruction shall result from any act or omission constituting gross negligence or willful misconduct of Tenant, or Tenant's agents or employees, Tenant shall not be entitled to any abatement of Monthly Base Rent and Additional Rent.

          18.3 TERMINATION. If restoration is not possible, in accordance with Landlord's reasonable estimate, within a period of six (6) months [or if the damage affects more than fifty percent (50%) of the Demised Premises or more than fifty percent (50%) of the Building, then within a period of nine (9) months] from the date of the damage, then either Landlord or Tenant shall have the right to terminate this Lease by giving written notice thereof to the other party within ninety (90) days after the occurrence of such damage, in which event this Lease and the tenancy hereunder, shall terminate as of the date specified in such notice, which date shall be no later than one hundred twenty
(120) days after the occurrence of such damage. If neither party exercises its right of termination, then Landlord shall restore the Demised Premises as provided in this Paragraph 18. Notwithstanding anything to the contrary herein, if neither party exercises its termination right and Landlord commences restoration of the Demised Premises, but such restoration is not completed within one hundred eighty (180) days [or if the damage affects more than fifty percent (50%) of the Demised Premises or more than fifty percent (50%) of the Building, then within a period of two hundred seventy (270) days] from the date of the casualty, Tenant shall have the right to terminate this Lease by written notice given to Landlord within ten (10) days following the expiration of said one hundred eighty (180) day period or two hundred seventy (270) day period, as applicable, which notice shall be effective of the ninetieth (90th) day following Tenant's giving of such notice. In case the Building generally is so severely damaged by fire or other casualty (although the Demised Premises may not be affected) that Landlord shall decide in its sole discretion not to rebuild or reconstruct the Building, then this Lease, and the tenancy hereunder, shall terminate on the date specified by Landlord in a notice which shall be given no later than ninety (90) days after the casualty.

          18.4 NO LIABILITY. No compensation or claim or diminution of rent will be allowed or paid by Landlord by reason of inconvenience, annoyance or injury to business, arising from the necessity of repairing the Demised Premises or any portion of the Building, however the necessity may occur, as determined in the sole discretion of Landlord. Landlord shall have no obligation to replace or repair Tenant's Personal Property unless such damage is due to the negligence or willful misconduct of Landlord, its agents, employees or contractors and is not covered by Tenant's insurance.

     19.  CONDEMNATION.

          19.1 COMPENSATION AWARD. If the Demised Premises or any part thereof shall be taken or threatened to be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, or by deed in lieu thereof, Tenant agrees to make no claim for compensation in the proceedings, and hereby assigns to Landlord any rights which Tenant may have to any portion of any award made as a result of any such taking, and this Lease shall terminate as to the portion of the Demised Premises actually taken by the condemning authority and Monthly Base Rent and Additional Rent shall be adjusted to such date. The foregoing notwithstanding, Tenant shall be entitled to claim in the condemnation proceedings, such awards as may be allowed for its relocation expenses and for movable trade fixtures installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination or expiration hereof, but only if such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the Land and the Building or part thereof so taken. In no event shall Tenant be entitled to any award for the unexpired portion of the Term of this Lease.

          19.2 TERMINATION. If the nature, location or extent of any proposed condemnation affecting the Building or the Land is such that Landlord elects to demolish all or a portion of the Building, then Landlord shall provide Tenant with written notice of such election, and Tenant or Landlord each may terminate this Lease by giving at least sixty (60) days written notice of termination to the other party at any time after such condemnation and this Lease shall terminate on the date specified in such notice, which termination date shall be not later than one hundred twenty (120) days after such condemnation. In such event, Monthly Base Rent and Additional Rent shall be adjusted to such date.

     20.  DEFAULTS; LANDLORD'S REMEDIES.

          20.1 EVENTS OF DEFAULT. Any of the following occurrences or acts shall constitute an event of default ("Event of Default") under this Lease:

               (a) If Tenant shall fail to pay any Monthly Base Rent or any Additional Rent when the same shall become due and payable and such failure continues for a period of five (5) business days after written notice to Tenant of such failure; or

               (b) If Tenant shall fail to observe or perform any of the covenants, conditions and agreements of this Lease (other than as specified in Paragraphs 20.1(a), 20.1(c) through (g), 16.3, 29.1, 30.1, 30.2, 35 and 36) and such failure shall continue for a period of thirty (30) days after written notice to Tenant of such failure; provided, however, that if such failure is not reasonably capable of being cured within such thirty (30) day period, then so long as Tenant has commenced curative action within such period and thereafter continues to pursue diligently such curative action, such thirty (30) day period shall be extended for the period necessary to cure such default, but not more than ninety (90) days, inclusive of the original 30-day period; or

               (c)  [Intentionally omitted.]

               (d) If the Demised Premises shall become vacant, deserted or abandoned for a period of at least thirty (30) consecutive days; provided, however, that if (i) Tenant gives Landlord at least thirty (30) days prior written notice that it intends to vacate the Demised Premises, (ii) Tenant pays the full amount of all Rent when due under this Lease while the Demised Premises are vacant, (iii) the fact that the Demised Premises are vacant does not adversely affect the Building or other tenants therein in other than a DE MINIMIS manner and does not result in any liability to, or expenditure of funds by, Landlord, and (iv) Tenant leaves the Demised Premises in a condition satisfactory to Landlord, in its reasonable judgment, and continues to maintain the Demised Premises in a condition satisfactory to Landlord, in its reasonable judgment, throughout the remainder of the Term, then, and in such event only, Tenant shall not be deemed to be in default under this Paragraph 20.1(d) and, subject to the rights of any subtenant or assignee pursuant to a sublease or assignment which was consented to by Landlord pursuant to this Lease, Landlord shall have the right, exercisable by sending written notice to Tenant not sooner than the sixtieth (60th) day after the date of vacating of the Demised Premises by Tenant, to sublet from Tenant for the balance of the Term of this Lease all or any portion of the Demised Premises at Tenant's then rental rate hereunder, or to terminate this Lease as to all or any portion of the Demised Premises, which rights of Landlord as to subletting and termination shall be exercisable by Landlord in its sole discretion, and in the event of any such subletting to Landlord, Landlord and Tenant shall be relieved of all of their respective obligations with respect to the portion of the

Demised Premises which are the subject of such subletting which would accrue after the date of such subletting, except for Landlord's obligation to pay subrent to Tenant for such sublet portion of the Demised Premises at Tenant's then rental rate hereunder; or

               (e) If Tenant shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due; or

               (f) If a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Tenant shall consent to or acquiesce in the filing thereof or such petition or answer shall not be discharged or denied within thirty (30) days after the filing thereof; or

               (g) If a receiver, trustee or liquidator of Tenant, of all or substantially all of the assets of Tenant, or of the Demised Premises or Tenant's estate therein shall be appointed in any proceeding brought by Tenant, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Tenant and shall not be discharged within thirty (30) days after such appointment.

               In the event that Tenant shall have committed the same default three (3) or more times during any period of twenty-four (24) months, or if Tenant commits any combination of defaults four (4) or more times during any such 24-month period, then any cure periods set forth above shall not apply and an Event of Default shall have been deemed to have occurred upon the occurrence of the last such default, i.e., the third (3rd) time that the same default occurs or the occurrence of the fourth (4th) of any combination of defaults, as the case may be, during a 24-month period.

          20.2 LANDLORD'S REMEDIES. If an Event of Default shall have occurred and is continuing Landlord shall have the following rights and remedies then or at any time thereafter, the election of which, singly or one or more in combination with each other, shall be at the sole option of Landlord:

               (a) To make any payment required to be made by Tenant or to do any act required to be done by Tenant, provided that the making of any such payment or the expense of doing such act by Landlord shall constitute Additional Rent hereunder due and payable together with interest and late charges in accordance with Paragraph 9 hereof, but the making of such payment or the doing of such act by

Landlord shall not operate to cure such Event of Default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

               (b) To terminate this Lease by written notice to Tenant, whereupon this Lease shall end and all rights of Tenant (but not the liability of Tenant) hereunder shall expire and terminate. Upon such termination by Landlord, Tenant will at once surrender possession of the Demised Premises to Landlord and remove all of Tenant's Personal Property therefrom, and Landlord may forthwith re-enter and repossess the Demised Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action or by using such force as may be permitted. Landlord shall be under no liability by reason of any such reentry, repossession or removal.

               (c)  To enter upon and take possession of the Demised
Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, without being liable for prosecution or any claim for any damages or liability therefor and without terminating this Lease, and, if Landlord so elects, make such Alterations and repairs as, in Landlord's absolute discretion, may be necessary to relet the Demised Premises or any part thereof, without notice to Tenant, for such rent and such use, and for such period of time and subject to such terms and conditions as Landlord may deem advisable, and receive the rent therefor. Upon each such reletting, all rent received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness, including interest thereon, other than any Rent; second, to the payment of any reasonable costs and expenses of such reletting, including brokerage fees, reasonable attorneys' fees and the costs of Alterations and repairs, such costs and expenses to be amortized over the term of the new lease, with the portion applicable to the unexpired term of this Lease (the "Unexpired Portion") only, to be charged to Tenant; third, to the payment of any Monthly Base Rent and Additional Rent due and unpaid, together with interest and late charges; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Tenant agrees to pay Landlord, on demand, any deficiency that may arise by reason of such reletting. Landlord shall not be liable for any failure to relet the Demised Premises or any part thereof or for any failure to collect any rent due upon any such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior default.

          20.3 EXTENT OF LIABILITIES. If Landlord terminates this Lease pursuant to Paragraph 20.2 hereof:

               (a) Tenant shall remain liable for and shall pay on demand by Landlord (i) the full amount of all Monthly Base Rent and

Additional Rent which would have accrued until the date on which this Lease would have expired had such termination not occurred, and any and all damages and the Unexpired Portion of reasonable expenses incurred by Landlord in reentering and repossessing the Demised Premises, in making good any default of Tenant, in making any Alterations to the Demised Premises, in protecting and preserving the Demised Premises, and in reletting the Demised Premises, and the Unexpired Portion of any and all reasonable expenses which Landlord may incur to procure the occupancy of any new tenant, LESS (ii) the net proceeds of any reletting of the Demised Premises which has occurred at the time of the aforesaid demand by Landlord to Tenant. Tenant agrees to pay to Landlord the difference between items (i) and (ii) above for the period through and including the date on which this Lease would have expired if it had not been terminated. Landlord shall be entitled to any excess with no credit to Tenant. Landlord may, in its sole discretion, make demand on Tenant as aforesaid on any one or more occasions, and any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month or months. Tenant's liability shall survive the institution of summary proceedings and the issuance of any warrant hereunder.

               (b) If Landlord determines that it is impracticable or extremely difficult to fix the actual damages, then, as an alternative to the remedy set forth in subparagraph (a), Tenant will pay to Landlord on demand, liquidated and agreed final damages for Tenant's default calculated in accordance with this paragraph. Liquidated damages hereunder shall be an amount equal to the excess, if any, of (i) all Monthly Base Rent and Additional Rent payable under this Lease from the date of such demand for what would be the then unexpired term of this Lease in the absence of such termination, discounted to present value at the rate of five percent (5%) per annum calculated on a monthly basis (the "Discount Rate") over (ii) the then fair market rental value of the Demised Premises (as reasonably determined by Landlord), discounted to present value at the Discount Rate. If any law shall limit the amount agreed upon, Landlord shall be entitled to the maximum amount allowable under such law. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease.

          20.4 TENANT'S WAIVER. In the event of an occurrence of an Event of Default, Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including, but not limited to, all creditors, does hereby specifically waive any and all rights and privileges which Tenant and all such persons might otherwise have under any present or future law (a) to the service of any notice to quit or of Landlord's intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given, (b) to redeem the Demised Premises, (c) to re-enter or repossess the Demised Premises, (d) to restore the operation of this Lease with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease or (e) to the benefit of any law which exempts property from liability for debt or for distress for rent.

          20.5 LANDLORD'S LIEN. [Intentionally omitted.].

          20.6 REMEDIES CUMULATIVE. Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuing any other remedies herein or at law or in equity provided, nor shall pursuit of any remedy by Landlord constitute a forfeiture or waiver of any Monthly Base Rent or Additional Rent due hereunder or of any damages accruing to Landlord by reason of Tenant's violation of any provisions of this Lease.

          20.7 TENANT'S AGENT FOR PROCESS. Tenant hereby appoints Stan Sherfy and/or its registered agent as its agent to receive service of all dispossessory or restraint proceedings and notices hereunder and under this Lease, and if such person cannot then be served, such service or notice may be made by attaching the same to the main entrance of the Demised Premises, provided that a copy of any such proceedings or notices shall be mailed to Tenant's Legal Notice Address.

     21.  UTILITIES AND SERVICES

          21.1 LANDLORD TO FURNISH. Landlord covenants and agrees that it will, without additional charge, other than as included in Operating Expenses, furnish the following services during the Term at a level commensurate with the level at which such services are provided in Comparable Buildings.

               (a)  (i)   At least one (1) elevator, for common use, subject
to call at all times, including Saturdays, Sundays and Holidays, and (ii) at least four (4) elevators for common use, subject to call at all times from 6:00 a.m. until 8:00 p.m. Monday through Friday and from 9:00 a.m. until 4:00 p.m. on Saturdays, subject, as to this clause (ii), to temporary interruptions for maintenance, repairs and replacements (it being understood and agreed that the phrase "for common use, subject to call at all times" shall not preclude Landlord from requiring the use of a card key for operation of the elevators between the hours of 6:00 p.m. through 8:00 a.m. Monday through Friday and all day on Saturdays, Sundays and Holidays);

               (b) Janitorial and char services in accordance with the cleaning specifications which are attached hereto as Exhibit E and made a part hereof in a manner comparable to the manner in which such services are provided in Comparable Buildings, Monday through Friday of each week after 6:00 p.m., except Holidays;

               (c) Central heating and air conditioning from 8:00 a.m. until 8:00 p.m. on weekdays and from 9:00 a.m. until 4:00 p.m. on Saturdays, exclusive of Holidays, during the seasons of the year and within the temperature ranges furnished in Comparable Buildings; provided, however, that on any weekday or Saturday on which it is reasonably capable of being anticipated that the temperature will exceed 90EF and on "Code Red" days (as such term "Code Red" days is utilized in the District of Columbia), Landlord shall operate the air conditioning serving the Demised Premises commencing at 6:00 a.m. Landlord shall provide heat and air conditioning at other times at Tenant's expense, provided that Tenant delivers to Landlord written notice by 12:00 p.m. (Noon) on weekdays for after-hour service on that weekday, and by 12:00 p.m. (Noon) on the immediately preceding business day for after-hour service on a Saturday, Sunday or Holiday.

               (d) Replacement of light tubes for Building standard lighting fixtures;

               (e) Restroom facilities and necessary lavatory supplies, including hot and cold running water at the points of supply, provided for general use, excluding any equipment or appliance requiring heavier than normal use of water, and routine maintenance for all public areas of the Building;

               (f) Reasonable access to the Demised Premises 365 days a year, 24 hours a day, subject to such access control procedures, restrictions and other regulations as Landlord may promulgate;

               (g) A number of directory listings for Tenant in the Building lobby directory which is equal to the same proportion as the rentable square footage comprising the Demised Premises bears to the rentable square footage of office area in the Building;

               (h) Landlord shall provide Tenant with after-hours access to the Building via an electronic or other access control system, including after hours electronically restricted elevator service.

                    21.2 RECYCLING.2 RECYCLING. Without limiting the foregoing, Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of the jurisdiction in which the Demised Premises are located, federal, municipal, and local governments, departments, commissions, agencies and boards to the extent that they or this Lease impose on Tenant duties and responsibilities regarding the collection, sorting, separation, and recycling of trash. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including reasonable legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, using counsel reasonably satisfactory to Landlord.

          21.3 CHARGES TO TENANT. Overtime HVAC services will be provided upon Tenant's request and will be charged to Tenant at Landlord's actual cost, without mark-up. As of the date of Landlord's execution of this Lease, Landlord anticipates that the initial rate for overtime HVAC services will be Thirty-Five Dollars ($35.00) per hour per floor, irrespective of whether such overtime HVAC services are requested for all or only one (1) or more portions of a floor.

          21.4 REPAIRS; INTERRUPTIONS. Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heat and air conditioning, electrical services, elevator, janitor and char services and (ii) the operation of the water and sewer systems, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or in the event of difficulty or inability in securing supplies or labor by Landlord, or any other cause, until the cause has been removed. There shall be no diminution or abatement of Monthly Base Rent or Additional Rent or other compensation due from Tenant to Landlord hereunder, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage or suspension of services or systems as provided in this paragraph, except that Landlord shall expeditiously commence and exercise reasonable diligence to eliminate the cause of same, provided that Landlord shall perform any work hereunder in such a manner as to minimize disruption of Tenant's business operations. Notwithstanding the foregoing, in the event any utility service is interrupted (A) for a period of ten (10) consecutive business days and such interruption is not due to the fault of Tenant or any circumstance which would be governed by the provisions of Paragraph 42 hereof, Tenant shall be permitted to abate Base Rent and Additional Rent coming due under Paragraph 6 hereof commencing on the eleventh (11th) consecutive business day of such interruption, or (B) for a period of five (5) consecutive business days and such interruption is not due to the fault of Tenant but is due to a circumstance which would be governed by the provision of Paragraph 42 hereof, Tenant shall be permitted to abate Base Rent and Additional Rent coming due under Paragraph 6 hereof commencing on the sixth (6th) consecutive business day of such interruption, if, in each case [i.e., in the case of an interruption which is described in clause
(A) of this sentence and in the case of an interruption which is described in clause (B) of

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

this sentence], such abatement shall continue until such utility is restored but only in those circumstances where the interruption of the utility materially adversely affects Tenant's ability to conduct business in the Demised Premises.

          21.5 GOVERNMENT OR OTHER REQUIREMENTS. If any public utility, insurance carrier, or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Demised Premises or the Building, Landlord and Tenant shall comply with such requirements whether or not the utilities and services referred to in this paragraph are thereby reduced or otherwise affected, without any abatement, reduction, set-off, rebate or adjustment of the Monthly Base Rent or Additional Rent.

          21.6 ACCESS. Provided Landlord gives Tenant prior notice, which notice may be given verbally (except that in the case of emergency, such notice may be given to any of the persons named in Paragraph 1.A.14. hereof or to anyone else of whom Landlord has been given prior written notice), Landlord and its agents shall be permitted reasonable access to the Demised Premises and the right to install facilities within or through the Demised Premises in order to install and service the systems deemed necessary by Landlord to provide to other tenants of the Building the services and utilities referred to in this paragraph. Landlord shall promptly repair any damage to the Demised Premises or Tenant's Personal Property caused by any work performed by Landlord pursuant to this Paragraph 21.6. Landlord shall perform any such work in such a manner as to minimize disruption of Tenant's business operations.

          21.7 FITNESS FACILITY. Landlord will construct, at Landlord's expense (including, but not limited to, the construction costs of the initial buildout), a fitness center in the Building not exceeding 3,000 rentable square feet and of not less than 2,400 rentable square feet (the "Fitness Facility"). The Fitness Facility shall be operated and maintained for the exclusive use of Landlord, its agents, employees or invitees and the office tenants of the Building, including Tenant and its employees; provided, however, that (i) Landlord shall not be required to provide an attendant for the Fitness Facility, and (ii) such use shall be at Tenant's sole risk and Landlord assumes no liability therefor. Admission to the Fitness Facility will be obtained through the use of the Building security system. Use of the Fitness Facility and the hours of operation thereof will be subject to such rules and regulations that Landlord or its agent

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

may promulgate, and amend, from time to time. It is understood that no person shall be entitled to use the Fitness Facility until (a) such person has signed a waiver to be prepared by Landlord, and (b) if Landlord charges a fee for the use of the Fitness Facility, until such person has paid such fee; it being understood and agreed that Landlord shall not charge any fees for use of the Fitness Facility, other than for specialty services. The Fitness Facility shall contain separate men's and women's locker rooms each containing no less than two
(2) shower stalls, which will be kept clean and tidy throughout each day of the week. Cleaning will be extended to weekends and Holidays if permitted use warrants. All expenses of operating the Fitness Facility (including, but not limited to, equipment leases) other than the initial construction and the initial equipment installed therein shall be includable in Operating Expenses (it being agreed that all equipment installed in the Fitness Facility shall be leased and not purchased by Landlord). Any fees charged by Landlord for use of the Fitness Facility, other than specialty fees for specific services (which will be applied to the cost of such specific services) shall be an offset against Operating Expenses. Tenant agrees to indemnify and hold harmless Landlord for any loss, liability or other cost (including, but not limited to, reasonable attorneys' fees) Landlord may suffer arising out of any injury to any employee, agent or invitee of Tenant in the Fitness Facility irrespective of whether such person is authorized to use the Fitness Facility; provided, however, that the foregoing shall not apply to any such injury that results from Landlord's, its agents', employees' or contractors' failure to properly maintain the Fitness Facility or the equipment installed therein or from the negligence or willful misconduct of Landlord or its agents, employees or contractors. Landlord reserves the right to change the location (but not the maximum or minimum size) of the Fitness Facility within the Building at any time and from time to time; provided that Landlord provides Tenant with prior written notice of such relocation, and that Landlord promptly commences and diligently pursues to completion such relocation such that the Fitness Facility shall not be out of operation for more than twenty (20) days as the result of any such relocation thereof by Landlord.

     22.  INSURANCE.

          22.1 LIABILITY INSURANCE.

               (a) Tenant, at Tenant's expense, shall carry and keep in full force and effect at all times during the Term of this Lease for the protection of Landlord and Tenant, an

Insurance Services Office ("ISO") commercial general liability insurance policy, or its equivalent, or such successor comparable form of coverage in the broadest form then available written on an "occurrence basis", including, without limitation, blanket contractual liability coverage, broad form property damage coverage, independent contractor's coverage and personal injury coverage, of not less than $3,000,000 combined single limit per occurrence for bodily injury (including death) or property damage, with an insurance company reasonably approved by Landlord, and deliver to Landlord a copy of said policy or certificate showing the same to be in full force and effect.

               (b) If Tenant makes use of any automobile(s) in the normal course of its business, Tenant shall carry and maintain comprehensive automobile liability insurance for owned, non-owned, and hired vehicles with limits for each occurrence of not less than One Million Dollars ($1,000,000) with respect to bodily injury or death and One Million Dollars ($1,000,000) with respect to property damage.

          22.2 TENANT'S PROPERTY INSURANCE AND OTHER INSURANCE. Tenant agrees that it shall, at all times during the Term of this Lease, at Tenant's own expense, keep in full force and effect the following coverages:

               (a) "All-risk" or "special" insurance coverage for property damage, with full replacement cost endorsement, covering all of Tenant's Personal Property in the Demised Premises and all leasehold improvements in the Demised Premises, regardless of whether installed by Landlord, Tenant or by whomever else installed; provided, however, that Tenant shall not be obligated to insure, and instead Landlord shall insure, all leasehold improvements and modular furniture installed in the Demised Premises and paid for out of the Tenant Allowance, notwithstanding the fact that such modular furniture constitutes Tenant's Personal Property under this Lease; further provided, that Tenant shall be responsible for insuring (and for the restoration of any casualty damage to) all materials which constitute a portion of the leasehold improvements and modular furniture which comprise Tenant's Work until such items are permanently installed within the Demised Premises. All proceeds of such insurance shall be used to repair or replace the items so insured.

               (b) Business interruption coverage in an amount sufficient to continue in business for a period of nine (9) months, including loss of rents coverage payable to Landlord.

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

Tenant's insurance shall be primary to any other policies that may be in effect.

               (c) Workers' compensation and employer's liability insurance in form and amounts required by law and reasonably satisfactory to Landlord.

          22.3 POLICY REQUIREMENTS. The insurance policies required by Paragraphs 22.1 and 22.2 hereof and any other insurance policies carried by Tenant with respect to the Demised Premises shall (i) be issued in form reasonably acceptable to Landlord by good and solvent insurance companies qualified and licensed to do business in the jurisdiction in which the Building is located and having a Best's rating of at least A-XII; (ii) designate as additional insureds (with respect to liability policies) and as loss payee (with respect to casualty policies) Landlord, Cafritz Company, mortgagees and ground lessors with respect to the Land or the Building, and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant; (iii) be written as primary policy coverage and not contributing to or in excess of any coverage which Landlord may carry; (iv) provide for thirty (30) days prior written notice to Landlord of any cancellation or non-renewal of such policy or any defaults thereunder; and (v) contain an express waiver of any right of subrogation by the insurance company against Landlord, Cafritz Company, mortgagees and ground lessors with respect to the Land or the Building, and the employees and agents of each of the foregoing. Neither the issuance of, nor failure to carry any insurance policy required hereunder nor the minimum limits specified herein with respect to Tenant's insurance coverage shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

               On or before the Lease Commencement Date and, thereafter, not less than thirty (30) days before the expiration of the insurance policy in question, Tenant shall deliver to Landlord a certificate of insurance issued by the insurer or its agent, together with evidence satisfactory to Landlord of the payment of all premiums for such policy, as to (1) each policy of insurance required to be maintained by Tenant under this Lease, and (2) upon request of Landlord, each policy of insurance required by Paragraph 22.7 hereof to be maintained by any contractor then performing work on the Demised Premises. Such certificate shall name the Landlord and Landlord's managing agent, mortgagees and others reasonably designated by Landlord, as additional insureds.

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

          22.4 ADDITIONAL INSURANCE. Tenant, at its expense, shall obtain such additional amounts of insurance and such additional types of coverage as Landlord may reasonably request from time to time, but not more than once per calendar year, based upon the amounts and types of coverages required with respect to Comparable Buildings in Washington, D.C.

          22.5 EFFECT OF TENANT'S ACTIVITIES ON INSURANCE. Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Land, the Building or the Demised Premises which will increase the rate of, or make void or voidable, any fire or other insurance maintained or required to be maintained by Landlord or any mortgagee on the Building, the Land or the property kept thereon or therein, which will conflict with the provisions of any such insurance policy of which Tenant has been given written notice by Landlord or which will make it impracticable for Landlord to obtain insurance covering any risks against which Landlord reasonably deems it advisable to obtain insurance. In the event any increases in the rates of such insurance are, in Landlord's reasonable judgement, due to Tenant's presence in the Building, to any activity conducted or property installed or placed by Tenant on or about the Land, the Building or the Demised Premises or to Alterations installed by Tenant or at Tenant's request in the Demised Premises, Tenant shall reimburse Landlord for the amount of such increases promptly upon demand therefor. Statements by the applicable insurance company or insurance rating bureau that such increases are due to any activity, property or improvements shall be conclusive for the purposes of determining Tenant's liability hereunder.

          22.6 TERMINATION RIGHT. Landlord shall have the right to terminate this Lease upon ninety (90) days notice to Tenant in the event Landlord receives notice from any of Landlord's insurance carriers that such carrier intends to cancel its insurance on the Building, or to increase the cost of such insurance by more than one hundred percent (100%) above the premium payable by Landlord immediately prior to such notice, due to the activities of Tenant or the presence of Tenant in the Building; provided, however, that if Landlord receives written notice from its insurance carrier that such carrier intends to cancel its insurance on the Building or to increase the cost of such insurance by more than one hundred percent (100%) above the premium payable by Landlord immediately prior to such notice and Landlord is provided with the opportunity to cure such condition or circumstance by a specific date in order to avoid such cancellation or increase, Landlord shall, within two (2) business days following Landlord's receipt of same, provide Tenant with a copy of such notice and Tenant shall have the right to effect the cure of such condition or circumstance prior to the date specified in the insurance carrier's notice to Landlord. However, Landlord shall not terminate this Lease in the event Landlord is able, with good faith efforts, to obtain equivalent insurance from an insurance carrier satisfactory to Landlord at a premium not more than one hundred percent (100%) greater than the premium for the canceled insurance; provided that Tenant shall reimburse Landlord for all additional premiums charged to Landlord by such new insurance carrier. It is expressly understood that Landlord shall not have the right to terminate this Lease pursuant to this Paragraph 22.6 if any cancellation or rate increase is due to factors generally applicable to the insurance or rental market, rather than to Tenant's activities or presence in the Building. Landlord shall not have the right to terminate this Lease pursuant to this Paragraph 22.6 based upon Landlord's insurance carrier's intended cancellation of its insurance on the Building or intended increase in the cost of such insurance by more than one hundred percent (100%) above the premium payable by Landlord immediately prior to such notice if Tenant's use of the Demised Premises is in accordance with the provisions of Paragraph 12 hereof and Tenant is otherwise in compliance with all of its obligations under this Lease and under all laws and governmental regulations which are applicable with respect to the Demised Premises.

          22.7 TENANT'S CONTRACTOR'S INSURANCE. (a) Tenant shall require any contractor of Tenant performing work on the Demised Premises to carry and maintain, at no expense to Landlord:

          (i) Commercial comprehensive general liability insurance, on a standard ISO form or its equivalent, which shall include independent contractor's liability coverage, contractual liability coverage, products and completed operations coverage, and a "per project" endorsement, to afford protection, with limits for each occurrence, of not less than Five Million Dollars ($5,000,000) combined single limit with respect to bodily injury and property damage;

          (ii) comprehensive automobile liability insurance for owned, non-owned, and hired vehicles with limits for each occurrence of not less than Three Million Dollars ($3,000,000)with respect to bodily injury or death and One Million Dollars ($1,000,000) with respect to property damage; and

          (iii) workers' compensation and employer's liability insurance in form and amounts required by law and satisfactory to Landlord.

          (b) Tenant shall require and cause all of its contractor(s) performing work or services in or to the Demised Premises (i) to waive subrogation against Landlord, and its partners, directors, officers, employees, agents and mortgagees, and (ii) to hold harmless, defend and indemnify Landlord, and its partners, directors, officers, employees, agents and mortgagees, against any and all claims arising from any contractor's work or operations, except such injuries as are caused by Landlord's and its agents', employees' or contractors' sole negligence or willful misconduct, and such waiver shall be so stated in all insurance policies which such contractor(s) are required to provide in accordance with this Paragraph 22.7(b).

          (c) Tenant shall not permit or suffer any contractor to commence any work in the Building or the Demised Premises until Tenant has provided Landlord with a valid copy of such contractor's certificate of insurance satisfying the above requirements.

          22.8 LANDLORD'S INSURANCE.

          Landlord shall maintain in force throughout the Term such "all-risk" property insurance, commercial general liability insurance, and contractual liability insurance insuring performance by Landlord of its indemnity obligations under this Lease, with respect to the Building as are required by any first mortgagee or ground lessor or, if at any time there is no first mortgagee and no ground lessor, Landlord shall maintain in force such property insurance and liability insurance as Landlord, in its reasonable judgment, determines to be appropriate based upon coverages in force with respect to Comparable Buildings; provided, however, that (i) in no event shall the property insurance be less than what would be required to prevent Landlord from being considered a co-insurer and (ii) all property damage insurance policies shall either permit or contain an express waiver of any right of recovery (by subrogation or otherwise) by the insurance company against Tenant.

     23.  WAIVER OF SUBROGATION.

          Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant each hereby release the other and its agents and employees, from any claims for damage or loss to any person or to the Demised Premises, the Building, the Land and any property contained therein or thereon, caused by or resulting from any risks insured against under any insurance policies carried by Landlord or Tenant (or required to be carried by Landlord or Tenant pursuant to this Lease) and in force at the time of any such damage or loss, regardless of the cause of the damage or loss (including the negligence of Landlord or Tenant or their respective agents or employees) to the extent of proceeds actually recovered, or which would be recovered if the party made prompt application therefor.

     24.  PROPERTY AT TENANT'S RISK.

          All personal property in the Demised Premises, shall remain at Tenant's sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, arising from the bursting, overflowing or leaking of the roof or of water, sewer or steam pipes, or from heating or plumbing fixtures or from the handling of electric wires or fixtures or from any other cause whatsoever, except with respect to actual damages (but in no event any consequential damages) resulting directly from the negligence or willful misconduct of Landlord, its agents, employees or contractors.

     25.  ASSIGNMENT AND SUBLETTING.

          25.1 CONSENT REQUIRED.

               (a) Tenant shall not (i) assign, transfer, mortgage or otherwise encumber, this Lease or any of its rights hereunder, (ii) sublet the Demised Premises or any part thereof, or permit the use of the Demised Premises or any part thereof by any persons other than Tenant or its employees, agents and invitees, or (iii) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law, in each case without the prior written consent of Landlord, which consent may be granted or denied at the sole and absolute discretion of the Landlord. The consent by Landlord to any assignment, transfer, or subletting to any person is not to be construed as a waiver or release of Tenant from any provision of this Lease nor as a waiver of the necessity for such consent in a subsequent instance. In the event of any subletting, transfer or assignment, Tenant shall remain fully liable as a principal and not as a guarantor or surety under this Lease. Even if the Landlord accepts or collects rent from any such assignee, transferee, subtenant or occupant, Tenant will not be released from any provision of this Lease. Following the occurrence and during the continuation of an Event of Default hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. Payment of such rent directly to Landlord shall not establish a landlord and tenant relationship between Landlord and said subtenant. Notwithstanding the foregoing, Landlord agrees that it shall not unreasonably withhold, condition or delay its consent to a proposed subletting or assignment, provided that (A) such proposed assignment or subletting satisfies the requirements of any then existing mortgagee of the Building or ground lessor (it being agreed by Landlord that if it denies, withholds or conditions its consent to a proposed subletting or assignment based upon such subletting or assignment not satisfying the requirements of any mortgagee of the Building or ground lessor, Landlord shall, within fifteen (15) business days following a written request therefor from Tenant to Landlord, furnish Tenant with a copy of the relevant provision(s) from the loan document or other agreement with or, instruction from, the mortgagee or ground lessor which supports Landlord's denial, withholding or conditioning of Landlord's consent), and (B) all of the following conditions are satisfied: (1) there shall be no default at the time of the proposed subletting or assignment,
(2) the proposed subtenant shall be creditworthy, (3) the proposed subtenant or assignee, as the case may be, shall not be a governmental entity or a person or entity enjoying sovereign or diplomatic immunity, (4) the use of the Demised Premises by the proposed subtenant or assignee, as the case may be, is not anticipated to attract a volume, frequency or type of visitor to the Building which is not consistent with the standards of Comparable Buildings, nor shall the proposed subtenant or assignee be inconsistent with the standards of a high-quality office building, in each case, as of the date of execution of this Lease by Landlord, (5) the proposed subtenant or assignee, as the case may be, shall specifically covenant and agree to perform the obligations of Tenant hereunder with respect to the subleased space, in the case of a subletting and to occupy the Demised Premises subject to the provisions of this Lease, and (6) Tenant remains liable for the faithful performance of this Lease.

               (b) For purposes of this paragraph a transfer or transfers of fifty percent (50%) or more in interest of Tenant (whether stock, partnership interest or other form of ownership or control) by any person or persons having an interest in ownership or control of Tenant, or the merger of Tenant into another organization after which merger Tenant shall not be the surviving entity, shall be deemed an assignment of this Lease for which the Landlord's consent must be obtained; provided, however, that the provisions of

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this Paragraph 25.1(b) shall not be applicable (i) so long as National
Cooperative Bank, a federally chartered institution ("NCB"), remains the tenant under this Lease or (ii) at any time that the shares of stock or other ownership interests in Tenant are publicly traded on a national or regional stock exchange.

               (c) Any lawful levy or sale or execution or other legal process shall be classified as an assignment within the meaning of this Lease, as shall be an adjudication in bankruptcy, voluntary or involuntary, or an appointment of a receiver by a state or Federal Court, or insolvency of Tenant, or the execution of a deed or other instrument for the benefit of creditors.

          25.2 LANDLORD'S OPTIONS.

               (a) If Tenant desires to sublet at least ninety-five percent (95%) of the rentable square footage of the Demised Premises or assign this Lease, Tenant shall give written notice thereof to Landlord and Landlord may terminate this Lease effective sixty (60) days after notification by Landlord to Tenant provided, however, that if Tenant notifies Landlord within ten (10) business days after receipt of Landlord's notice that it is withdrawing its request to sublet the Demised Premises or assign this Lease, Landlord's notice of termination shall be of no force and effect.

               (b) If Tenant desires to sublet part of the Demised Premises for any period which includes any portion of the last thirty (30) days of the Term of this Lease, Tenant shall first offer in writing to sublet the space to Landlord at the rate of Rent (pro-rated based on square footage) and upon the other terms, covenants and conditions set forth in this Lease. Said writing shall also fully set forth the identity of the proposed third party subtenant and the rent, terms and conditions of such proposed sublease with the third party subtenant (collectively, the "Third Party Terms"). Landlord shall have thirty (30) days following receipt of Tenant's offer in which to (i) elect to
(A) sublease said part of the Demised Premises, at the rate of Rent (pro-rated based on square footage) and upon the other terms, covenants and conditions set forth in this Lease or (B) terminate this Lease and (ii) notify Tenant in writing that Landlord is in concept willing to consent to an assignment or sublease, subject to the provisions of Paragraph 25.1(a) hereof; provided, however, that if Tenant notifies Landlord within ten (10) business days after receipt of Landlord's notice that Tenant is withdrawing its request to sublet the Demised Premises, Landlord's notice of termination or election to sublet, as the case may be, shall be of no force and effect. If Landlord accepts such sublease or terminates this Lease, Landlord may then freely sublet such space on any terms and conditions it selects. If Landlord shall fail to give notice of election to sublet the space or to terminate this Lease within the applicable time limit, Tenant may sublet such space

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to the third party at a rent and upon such terms and conditions not more favorable to such third party than the Third Party Terms as contained in the writing submitted by Tenant to Landlord as aforesaid, provided however that any such sublease shall nonetheless be subject to the prior written consent of Landlord in accordance with the provisions of this Paragraph 25. In the event that Tenant requests Landlord to consent to a sublease for a portion of the Demised Premises which comprises at least ten thousand (10,000) square feet, or of all of the Demised Premises, or of an assignment of this Lease, Landlord shall approve, deny or provide Tenant with comments with respect to the proposed sublease or assignment and proposed subtenant or assignee, as applicable, within fifteen (15) business days following the date on which Tenant provides Landlord with a copy of the proposed sublease or assignment document, a copy of the proposed subtenant's or assignee's, as applicable, then current financial statement and a description of its business activities, and such other information as Landlord may reasonably require.

               (c) If Tenant subleases all or part of the Demised Premises or assigns this Lease at a rent (or other charges) in excess of the sum of (i) the Rent payable to Landlord hereunder plus (ii) all reasonable expenses actually incurred by Tenant in connection with such subleasing or assignment for brokerage commissions, attorneys' fees (including, but not limited to, those payable pursuant to Paragraph 25.3 hereof), advertising and marketing expenses, moving allowances, the administrative fee payable to Landlord pursuant to Paragraph 25.3 hereof and improvement allowances in connection with such sublease or assignment, Landlord shall be entitled to receive fifty percent (50%) of such excess, whether such excess is paid in the form of increased rent, a lump sum or any other form. Landlord, upon reasonable prior notice but not more often than twice per year, shall have the right to inspect Tenant's books and records with respect to any subleased space. If an audit reveals an underpayment to Landlord which is agreed to by Tenant or which is confirmed by a court of competent jurisdiction, Tenant shall, within thirty (30) days, pay Landlord the amount necessary to satisfy such deficiency. If any audit reveals an error of more than five percent (5%) of the total rent payable to Tenant from any subtenant which is agreed to by Tenant or which is confirmed by a court of competent jurisdiction, then Tenant shall promptly pay all reasonable costs and expenses of the audit.

               (d) In the event that Landlord consents to a proposed sublease or assignment by Tenant, Landlord shall have the right to require Tenant to use Landlord's form of sublease or assignment document, as the case may be, to document such transaction, provided the same contains commercially reasonable terms and conditions.

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               (e)  In the event that Landlord consents to a proposed sublease by Tenant, Landlord shall make available to such subtenant the services which are available to Tenant with respect to the Demised Premises, but such subtenant shall have no privity with Landlord and no right to proceed against Landlord directly in the event of any failure or interruption of such services; rather, in the event of any such failure or interruption, subtenant's sole right shall be to request that Tenant pursue such rights as Tenant may have under this Lease with respect to any such failure or interruption of services.

          25.3 COSTS. Tenant agrees to pay to Landlord as Additional Rent hereunder an administrative fee in the amount of One Thousand Five Hundred Dollars ($1,500), plus reasonable attorneys' fees incurred by Landlord, in connection with any request by Tenant for Landlord to give its consent to any assignment, transfer, mortgage, encumbrance, or subletting by Tenant.

     26.  SIGNS.

          No sign, advertisement or notice shall be affixed or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except the directories and the office doors, and then only in such places, numbers, size, colors, formats and styles, and with such method of installation, as are approved by Landlord in its sole and absolute discretion and which conform to all applicable laws and/or ordinances. Landlord shall, at all times, have the right to remove any sign, advertisement or notice, which is placed without Landlord's prior written approval. Tenant shall be liable for any and all expenses incurred by Landlord in connection with such removal.

          Provided that (i) Tenant is leasing the entire two (2) floors of the Building which comprise the Demised Premises and (ii) Tenant (and not any subtenant or assignee of Tenant) is occupying at least fifty percent (50%) in the aggregate of the rentable area of such two (2) floors, Tenant shall have the right to display its sign on the facade of the Building at street level in the location set forth on Exhibit F attached hereto and made a part hereof, which sign shall be not more than twelve inches (12") in height and not more than fourteen inches (14") in width (the "Approved Exterior Sign"). Tenant shall submit to Landlord Tenant's Plans and Specifications for the Approved Exterior Sign, which Plans and Specifications (including, but not limited to, the materials, design, color and method of fabrication of the Approved Exterior
Sign) shall be subject to Landlord's prior written approval, in Landlord's sole and absolute discretion. Tenant shall be responsible for the installation, maintenance, repair and replacement of such Approved Exterior Sign and shall bear all costs

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thereof. At all times during the Term that the Approved Exterior Sign is displayed on the Building, Tenant shall ensure that the Approved Exterior Sign complies with all applicable laws and governmental regulations and shall maintain such Approved Exterior Sign in compliance with the requirements of this Lease.

     27.  RULES AND REGULATIONS.

          Tenant shall comply with the rules and regulations set forth in Exhibit C attached hereto and with the Contractors Rules and Regulations set forth in Exhibit G attached hereto and with any additions thereto and modifications thereof adopted from time to time by Landlord which are generally applicable to all office tenants in the Building, and of which Tenant is notified, and each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant. Landlord shall use reasonable efforts to avoid discrimination among tenants in its enforcement of the rules and regulations. Notwithstanding anything to the contrary in this Lease, in the event of a conflict between the terms of this Lease and the Rules and Regulations set forth in Exhibit C hereto, the terms of this Lease shall be controlling.

     28.  LANDLORD ACCESS.

          Landlord may enter the Demised Premises upon reasonable prior notice to Tenant, except in case of any emergency and at reasonable hours (i) to exhibit the same to prospective purchasers, mortgagees or, during the last twelve (12) months of the Term, prospective tenants, (ii) to inspect the Demised Premises to see that Tenant is complying with all its obligations hereunder,
(iii) to make repairs required of Landlord under and in accordance with the terms hereof or (iv) to make repairs to any adjoining property of Landlord or any entity affiliated with Landlord.

          In its exercise of rights pursuant to this Paragraph 28, (i) Landlord covenants to use all reasonable and diligent efforts to minimize interference with Tenant's business operations in the Demised Premises during any such entries, and (ii) Landlord shall be responsible for all damages to the Demised Premises, Tenant's Personal Property or the Building caused by the negligence or willful misconduct of Landlord or its employees, agents or contractors during such entries for which Tenant is not insured or required to be insured under this Lease.

     29.  SUBORDINATION.

          29.1 AUTOMATIC SUBORDINATION. This Lease is subject and subordinate to the lien of any and all mortgages (which term "mortgages" shall include deeds of trust and similar security instruments) and ground or other underlying leases which may now or

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hereafter encumber or otherwise affect the Land, the Building, or both, as well as the obligation to pay any and all renewals, extensions, modifications, recastings or refinancing thereof; provided, however, that in the event the mortgagee under any such mortgage, or ground lessor under any such ground lease, shall require this Lease to be superior and paramount to such mortgage or ground lease, Tenant agrees to execute and deliver any documents required for such purpose within five (5) business days after delivery of such documents to Tenant.

          29.2 INSTRUMENTS OF SUBORDINATION. This paragraph shall be self-operative and no further instruments of subordination need be required by any mortgagee, trustee or Ground Lessor. Nevertheless, if requested by Landlord, Tenant shall promptly execute any certificate or other document specified by Landlord in confirmation of this subordination. Tenant agrees that, if any proceedings are brought for the foreclosure of any such mortgage, Tenant, if requested to do so by the purchaser at the foreclosure sale, shall attorn to the purchaser, shall recognize the purchaser as Landlord under this Lease, and shall make all payments required hereunder to such new Landlord without deduction or setoff. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed. Landlord shall (a) obtain from the current mortgagee of the Building and the Land (the "Current Mortgagee"), within thirty (30) days from the date of Landlord's execution of this Lease, a non-disturbance agreement for the benefit of Tenant in the Current Mortgagee's then current form,(b) obtain from the first future mortgagee of the Building and the Land following the Current Mortgagee (such first future mortgagee being hereinafter referred to as the "First Subsequent Mortgagee"), within thirty (30) days following the date of recordation of a mortgage or deed of trust pursuant to which such First Subsequent Mortgagee is the mortgagee or beneficiary, a non-disturbance agreement for the benefit of Tenant in such First Subsequent Mortgagee's then current form; provided, however, that for this obligation of Landlord to apply, Tenant's net worth and creditworthiness at the time of recordation of the mortgage or deed of trust for the benefit of the First Subsequent Mortgagee must both be at least equal to the net worth and creditworthiness, respectively, of Tenant on the date of Tenant's execution of this Lease, and (c) use commercially reasonable efforts to obtain from any future mortgagee or ground lessor of the Building and the Land (other than the First Subsequent Mortgagee) a non-disturbance agreement for the benefit of Tenant in such future mortgagee's or ground lessor's, as the case may be, then current form [or, if Landlord is not obligated to obtain a non-disturbance agreement from such First Subsequent Mortgagee pursuant

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to the immediately preceding clause (b), then Landlord shall nevertheless use commercially reasonable efforts to obtain from such First Subsequent Mortgagee a non-disturbance agreement for the benefit of Tenant in such First Subsequent Mortgagee's usual form]; provided, however, that (i) notwithstanding any other provision of this Paragraph 29, this Lease shall not be subordinate to the deed of trust for the benefit of the Current Mortgagee or a deed of trust or mortgage, as applicable, for the benefit of the First Subsequent Mortgagee in the event that Landlord is required by Paragraph 29.2(b) to obtain a non-disturbance agreement from such First Subsequent Mortgagee, unless Landlord obtains from the Current Mortgagee or First Subsequent Mortgagee, as applicable, a non-disturbance agreement in the then-current form of such Current Mortgagee or First Subsequent Mortgagee, as applicable, (ii) in the event that Landlord does not obtain a non-disturbance agreement which it is obligated to obtain pursuant to Paragraph 29.2(a) hereof or Paragraph 29.2(b) hereof, as applicable, then Tenant's sole remedy shall be that this Lease shall not be subject and subordinate to the lien of the deed of trust or mortgage for the benefit of the Current Mortgagee or First Subsequent Mortgagee, as applicable, and Landlord shall have no liability to Tenant on account of Landlord's failure to obtain a non-disturbance agreement, (iii) Tenant shall pay all costs actually incurred by Landlord which are imposed by the Current Mortgagee or any future mortgagee or ground lessor, as the case may be [other than the First Subsequent Mortgagee, if Landlord is required by Paragraph 29.2(b) hereof to obtain a non-disturbance agreement from such First subsequent Mortgagee], with respect to such non-disturbance agreement and (iv) in the event that Landlord does not obtain any such non-disturbance agreement from any future mortgagee or ground lessor, as the case may be, this Lease shall be and remain subject and subordinate to the lien of said mortgage or ground lease, as the case may be, and to any and all renewals, extensions, modifications, recastings and refinancings thereof.

     30.  ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS.

          30.1 ESTOPPEL CERTIFICATE. Tenant shall, without charge, at any time and from time to time, within five (5) business days of Landlord's request or within five (5) business days of the request of any ground lessor, if any, the holder of any indebtedness secured by the Land, the Building, or both, any purchaser of the Land, the Building, or both, or any person designated by Landlord, execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (a) whether or not Tenant is in possession of the Demised Premises; (b) whether or not this Lease is unmodified and in full force and effect (or if there has been a modification, that the Lease is in full force and effect as modified and setting forth such

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modifications); (c) whether or not the Term has commenced and the full rental is now accruing; (d) the amounts of Monthly Base Rent and Additional Rent currently due and payable by Tenant; (e) whether or not Tenant has accepted possession of the Demised Premises and is currently operating its business therein; (f) whether or not any improvements required by the Lease have been made by Landlord to the satisfaction of Tenant; (g) whether or not there are then existing any setoffs, charges, liens, claims or defenses against the enforcement of any right hereunder, including Monthly Base Rent or Additional Rent (and, if so, specifying the same in detail); (h) that no Monthly Base Rent (except the first installment thereof) has been paid more than thirty (30) days in advance of its due date; (i) that Tenant has no knowledge of any then uncured defaults by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (j) that Tenant is not in default; (k) that the address to which notices to Tenant should be sent is as set forth in the Lease (or, if not, specifying the correct address); and (l) any other certifications reasonably requested by Landlord. Any statement delivered pursuant to this paragraph may be relied on by an owner of the Building, any prospective purchaser of the Building, any ground lessor or prospective ground lessor, any mortgagee or prospective mortgagee of the Building, the Land or both or of Landlord's interest therein, or any prospective assignee of such mortgagee. Tenant hereby agrees and acknowledges that any statement delivered to Tenant by Landlord pursuant to this Paragraph 30.1 shall be deemed to be true and correct if not returned to Landlord within five (5) business days following its initial receipt by Tenant.

          30.2 FINANCIAL STATEMENTS. Tenant covenants and agrees that at any time, within thirty (30) days after notice and demand by Landlord, Tenant will furnish to Landlord certified financial statements as of the end of Tenant's last calendar year and Tenant consents to the delivery of same by Landlord to lenders or prospective lenders or purchasers of all or part of the Building, the Land or both or of any interest therein.

     31.  HOLD-OVER.

          If Tenant shall not immediately surrender the Demised Premises on the day after the expiration or termination of the Term, then Tenant shall, by virtue of this Lease, become a Tenant at sufferance at a monthly rental equal to
(i) for each of the first three (3) months following the expiration or termination of the Term, one hundred fifty percent (150%) of the Monthly Base Rent due under the terms of this Lease for the month preceding the expiration or termination of the Term, together with all

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Additional Rent payable under this Lease, and (ii) thereafter, two hundred percent (200%) of the Monthly Base Rent due under the terms of this Lease for the month preceding the expiration or termination of the Term, together with all Additional Rent payable under this Lease. Tenant, as a tenant at sufferance, shall be subject to all of the conditions and covenants of this Lease (including payment of Additional Rent) as though the tenancy had originally been a monthly tenancy. During any holdover period each party shall give to the other at least thirty (30) days prior written notice to quit the Demised Premises, except in the event of a nonpayment of Monthly Base Rent or of Additional Rent when due, or of the breach of any other covenant by Tenant, in either of which events Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being expressly waived; provided, however, that in the event that Tenant shall hold over after expiration of the Term, then at any time prior to the acceptance, Landlord, at its election or option, may re-enter and take possession of the Demised Premises forthwith, without process, or by any legal action or process in force in the jurisdiction in which the Building is located.

     32.  QUIET ENJOYMENT

          Landlord covenants that it has the right to make this Lease and that, if Tenant pays all of the Monthly Base Rent and the Additional Rent, performs all of its obligations provided for hereunder and observes all of the other provisions hereof, Tenant shall have the right, during the Term and subject to the provisions of this Lease, to quietly occupy and enjoy the Demised Premises without hindrance by Landlord or its successors and assigns, subject to the provisions of this Lease, including, without limitation, Paragraphs 29 and 31 hereof.

     33.  CERTAIN RIGHTS RESERVED BY LANDLORD

          Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting any eviction, constructive or actual, or disturbance of Tenant's use or possession of the Demised Premises or giving rise to any claim for setoff or abatement of Monthly Base Rent or Additional Rent:

          (a) To change the Building's name or street address upon ninety (90) days' written notice to Tenant; provided, however, that in the event that such change of the Building's name or address is not mandated by any governmental agency, Landlord shall reimburse Tenant for the reasonable costs of a

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quantity of Tenant's new stationery, business cards and marketing materials
(collectively, "Tenant's Stationery") equal to the amount of Tenant's Stationery then on hand at the time of such change of the Building's name or address by Landlord;

          (b) To affix, maintain and remove any and all signs on the exterior and interior of the Building, except that Landlord shall not remove any of Tenant's signage which is permitted by Paragraph 26 hereof so long as the same is installed, maintained and repaired in accordance with the requirements of this Lease and all applicable laws and governmental regulations.

          (c) To designate and approve, prior to installation, all window shades, blinds, drapes, awnings, window ventilators, lighting and other similar equipment to be installed by Tenant that may be visible from the exterior of the Demised Premises or the Building.

          (d) To decorate or to make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Building, or any part thereof, including, but not limited to, the installation of a sprinkler system and sprinkler heads, and for such purposes to enter the Demised Premises and, during the continuance of any such work, to temporarily close doors, entry ways, common or public spaces and corridors in the Building and to interrupt or temporarily suspend Building services and facilities, all without affecting any of Tenant's obligations hereunder, so long as the Demised Premises are reasonably accessible.

          (e) To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided Tenant is not thereby excluded from uses expressly permitted herein.

          (f) To alter, relocate, reconfigure and reduce the Common Areas of the Building, as long as the Demised Premises remain reasonably accessible, except that (i) there shall be no reduction in the size of the Conference Center (as hereinafter defined in Paragraph 56) other than in a DE MINIMIS amount and
(ii) the Fitness Facility shall not be reduced below the minimum size provided for in Paragraph 21.7 hereof.

          (g) To alter, relocate, reconfigure, reduce and withdraw the Common Areas located outside the Building, including parking and access roads, as long as the Demised Premises remain reasonably accessible (provided that Tenant's right to the

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Parking Spaces set forth in Paragraph 1.A.11, above shall remain unmodified).

          (h) To erect, use and maintain pipes and conduits in and through the Demised Premises.

          (i) To operate and maintain, or cause to be operated and maintained, the Common Areas in a manner deemed by Landlord to be reasonable and appropriate and in the best interest of the Building, but all Common Areas shall be subject to the exclusive control and management of Landlord.

          Notwithstanding the foregoing, (A) Landlord shall not make any change which would otherwise be permitted by this Paragraph 33 if such change, upon completion of the work to make such change, would materially and adversely affect Tenant's use and enjoyment of the Demised Premises, and (B) provided that Tenant is leasing all of the Demised Premises and has not subleased more than twenty percent (20%) of the rentable floor area comprising the Demised Premises, Landlord shall not change the name of the Building to the name of any bank, savings and loan or other financial institution. In addition, in exercising its rights under this Section 33, (i) Landlord shall perform any such work in such a manner as to minimize disruption of Tenant's business operations, (ii) no such work shall result in the permanent reduction of the area or reconfiguration of the Demised Premises other than on a de minimis basis (both as to the area which is affected and the effect of such permanent reduction), and (iii) Landlord shall, at its expense, repair any damage which it causes to the Demised Premises in Landlord's exercise of its rights under this Paragraph 33.

     34.  LANDLORD'S SUCCESSORS

          Landlord (and any successor or affiliate of Landlord) may freely sell, assign or otherwise transfer all or any portion of its interest under this Lease or in the Demised Premises or the Building or the Land, and in the event of any such sale, assignment or other transfer, the party originally executing this Lease as Landlord, and any successor or affiliate of such party, shall without further agreement between Landlord and Tenant or between Landlord and/or Tenant and the person who is the purchaser, assignee or other transferee of Landlord, be relieved of any and all of its obligations under this Lease (except that the transferor shall remain liable for that portion of any overpayments of estimated increases in Tenant's Percentage of Increased Operating Expenses, Tenant's Percentage of Increased Char Service Costs and Tenant's Percentage of Increased Real

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Estate Taxes made by Tenant prior to the transfer), and Tenant shall thereafter be bound to such purchaser, assignee or other transferee, with the same effect as though the latter had been the original Landlord hereunder, provided that the purchaser, assignee or other transferee assumes and agrees to carry out all the obligations of Landlord hereunder arising after the date of such sale, assignment or transfer; further provided, that the foregoing limitation shall not be interpreted to preclude Tenant's right to pursue a claim for fraudulent conveyance of Landlord's assets in the amount of any final, non-appealable judgment which (i) Tenant holds against Landlord at the time of such sale, assignment or transfer, or (ii)Tenant obtains in any litigation initiated by Tenant against Landlord which is pending in a court of competent jurisdiction at the time of such sale, assignment or transfer.

     35.  RELOCATION OF TENANT

          Landlord reserves the right, which shall be exercisable on not more than one (1) occasion, either at Landlord's sole option at any time prior to Tenant's possession of the Demised Premises or at any time during the Term, to relocate all or any full floor of the Demised Premises to any other full floor space(s) within the Building which is or are contiguous to each other or to the Demised Premises, as Landlord deems necessary or advisable; provided, however, that Landlord's relocation of the Demised Premises shall occur, if at all, only in accordance with the following terms and conditions: (i) such relocation may only occur to a floor or floors in the Building which is or are higher than the sixth (6th) and seventh (7th) floors and must result in the two (2) floors comprising the relocated Demised Premises being contiguous to each other; (ii) Tenant's option to lease Available Space (as hereinafter defined in Paragraph
58.1 hereof) shall be automatically recast to apply only to a floor which is contiguous to the relocated Demised Premises; and (iii) any such relocation shall be at Landlord's sole cost and expense [including, if the relocation is after the completion of Tenant's Work, the costs of moving Tenant's personal property, the costs of making such improvements and alterations to the relocation space as are necessary to cause the appearance of the relocation space to be as substantially similar to the Demised Premises originally described herein as reasonably practicable (which costs shall include, but not be limited to, the cost of relocating the Internal Stairwell to the relocation space), the costs of moving Tenant's telephone system and the cost of reprinting Tenant's stationery, and if the relocation is prior to the completion of Tenant's Work, then such costs and expenses shall include all of the aforementioned costs (except for moving

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of Tenant's Personal Property), as well as all architectural and engineering fees incurred by Tenant with respect to the redesign of Tenant's Work in the relocated Demised Premises]; further provided, that if the relocation is subsequent to Landlord's delivery of the Demised Premises to Tenant in Shell Condition, and as a result of such relocation at such time Tenant incurs the obligation to pay any holdover premium or penalty to the Eye Street Landlord pursuant to the Eye Street lease which is in addition to such holdover premium or penalty as Tenant would have incurred in the absence of such relocation (such additional portion being hereafter referred to as the "Additional Holdover Payment"), then Landlord shall pay to Tenant such Additional Holdover Payment as is directly caused by the relocation. Landlord shall provide written notice to Tenant of relocation not less than ninety (90) days prior to the relocation, if the relocation is prior to the completion of Tenant's Work, or, if the relocation is subsequent to the completion of Tenant's Work, then Landlord shall provide written notice to Tenant of relocation not less than one hundred twenty
(120) days prior to the relocation. Tenant agrees to execute, upon Landlord's request, an Agreement and Modification of Lease documenting the change in location. All other terms and provisions of the Lease shall remain in full force and effect.

          In the event Tenant fails or refuses to relocate at the end of the aforesaid 90-day period, Landlord may terminate this Lease by giving ten (10) days' written notice of termination to Tenant.

     36.  MODIFICATIONS TO LEASE

          In the event any of Landlord's insurance carriers or any Mortgagee requests modifications to this Lease, Tenant shall execute a written amendment incorporating such requested modifications within ten (10) days after the same has been submitted to Tenant by Landlord, provided that such modifications (i) do not materially adversely affect Tenant's use of the Premises as herein permitted, (ii) increase the rentals and other sums payable by Tenant hereunder,
(iii) do not affect any other economic terms of this Lease (including, but not limited to, the Tenant Allowance), (iv) do not affect the area, configuration or location of the Demised Premises, (v) do not affect the Term of this Lease (including the Renewal Options, as hereinafter defined), (vi) do not affect Tenant's right to lease Available Space(as hereinafter defined),(vii) do not affect Tenant's right to receive a non-disturbance agreement from the Current Mortgagee and the First Subsequent Mortgagee, if applicable, upon the terms and conditions set forth in Paragraph 29.2 hereof or Landlord's

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obligation to use commercially reasonable efforts to seek a non-disturbance agreement from any other future mortgagee upon the terms and conditions set forth in Paragraph 29.2 hereof, and (viii) do not materially adversely affect any of Tenant's other rights or obligations under this Lease. In the event Tenant refuses or fails to execute such amendment within such 30-day period, Landlord shall have the right, at its sole option, in addition to Landlord's other remedies for an Event of Default, to terminate and cancel this Lease by written notice to Tenant specifying the date on which this Lease will terminate. From and after said termination date, both Landlord and Tenant shall be relieved of any and all further obligations hereunder, except liabilities arising prior to the date of termination.

     37.  ATTORNEYS' FEES

          In the event of any default hereunder, Tenant shall pay to Landlord all reasonable attorneys' fees incurred by Landlord in connection with such default or the enforcement of Landlord's rights or remedies arising in connection therewith, whether or not this Lease is terminated and whether or not Landlord institutes any lawsuit against Tenant as a result of such default. In the event that either party initiates litigation against the other party, the prevailing party in such litigation, based upon a judgment by a court of competent jurisdiction, shall be entitled to recover from the non-prevailing party the prevailing party's court costs and reasonable attorneys' fees in connection with such litigation; provided, however, that in the event that any such litigation is resolved without a final determination by a court in a manner which results in the non-initiating party paying substantially all of the money which was sought by the initiating party in such litigation or taking substantially the same action as was sought by the initiating party in such litigation, then, in either of such cases, the non-initiating party shall pay to the initiating party the initiating party's court costs and reasonable attorneys' fees in connection with such litigation.

     38.  NOTICES

          All notices required or desired to be given by either party to the other shall be addressed and sent, by registered or certified mail, return receipt requested, first-class postage prepaid, or by personal delivery, or overnight mail or courier that provides written notice of delivery to the Landlord's Address, or Tenant's Legal Notice Address, as the case may be. Either party may, by written notice to the other, designate a new address to which such notices shall be directed. Such

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communications, if sent by overnight courier, shall be deemed to have been given on the next business day, or if sent by registered or certified mail, shall be deemed to have been given two (2) business days after the date of mailing, and if sent by personal delivery, shall be deemed to have been given on the date the same was received or rejected. If any mortgagee shall notify Tenant that it is the holder of a mortgage affecting the Demised Premises and requires copies of notices, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective until a copy of same shall be sent to such mortgagee in the manner prescribed in this Section at such address as such mortgagee shall designate.

     39.  REMEDIES CUMULATIVE; NO WAIVER

          All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and none of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other. No failure of Landlord to exercise any power given Landlord hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. Receipt by Landlord of any Monthly Base Rent or Additional Rent with knowledge of the breach of any provisions hereof shall not constitute a waiver of such breach and no waiver by Landlord of any provision hereof shall be deemed to have been made unless made in writing.

     40.  FINAL AGREEMENT

          This Lease, including all Addenda and Exhibits hereto, is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a writing signed by all of the parties hereto or their duly authorized agents.

     41.  WAIVER OF JURY TRIAL

          Landlord and Tenant each hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of

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Landlord and Tenant, or Tenant's use or occupancy of the Demised Premises.

     42.  FORCE MAJEURE

          Landlord shall not be required to perform any of its obligations under this Lease, nor, except as specifically provided herein, be liable for loss or damage for failure to do so, nor shall Tenant thereby be released from any of its obligations under this Lease, where such failure arises from or through any cause beyond the reasonable control of Landlord.

          Tenant shall not be required to perform any of its non-monetary obligations under this Lease, nor shall Tenant be liable for loss or damage for failure to do so, nor shall Tenant thereby be released from any of its obligations under this Lease, where such failure arises from or through any cause beyond the reasonable control of Landlord, but in no event shall this Paragraph 42 be interpreted to relieve Tenant of any of its obligations to pay Rent in the amounts and when due under this Lease.

     43.  GENDER; ASSIGNS AND SUCCESSORS; JOINT AND SEVERAL LIABILITY

          Feminine or neuter pronouns may be substituted for those of the masculine form, and the plural may be substituted for the singular number, in this Lease where the context may require. The term "Landlord" means only the owner of the Landlord's interest in this Lease; and, in the event of the sale, assignment or transfer by such owner of the Landlord's interest in this Lease, such owner shall thereupon be released and discharged of all covenants and obligations of Landlord thereafter accruing, except that the transferor shall remain liable for that portion of any overpayments of estimated increases in Tenant's Percentage of Increased Operating Expenses, Tenant's Percentage of Increased Char Service Costs and Tenant's Percentage of Increased Real Estate Taxes made by Tenant prior to the transfer. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a

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partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

     44.  SEVERABILITY

          If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall be held invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

     45.  TIME IS OF THE ESSENCE [Intentionally omitted.]

     46.  INDEMNITIES

          46.1 TENANT'S INDEMNITY. Subject to Paragraph 23, Tenant agrees it will defend all actions against Landlord (including any partners, officers, directors, employees, agents, or mortgagees) and that it will indemnify to the fullest extent permitted by law and save Landlord harmless from and against any and all liabilities, losses, damages, causes of action, suits, claims, demands, judgments, costs and expenses of any kind (including court costs and reasonable attorneys' fees) (except consequential damages) relating to or arising from or in connection with (i) Tenant's possession, use, occupancy, management, repair, maintenance or control of the Demised Premises or any portion thereof; (ii) any act or omission of Tenant or Tenant's agents, sublessees, contractors, employees or, within the Demised Premises, invitees; (iii) any default, violation or injury to person or property or loss of life sustained in or about the Demised Premises unless due to the negligence or willful misconduct of Landlord, its agents, employees or contractors; (iv) any violation or breach of this Lease by Tenant; (v) any other matter arising from Tenant's occupancy or use of the Demised Premises or any act or omission of Tenant, its agents, sublessees, contractors, employees or, within the Demised Premises, invitees; (vi) any discrimination by Tenant, or any of its servants, agents or employees, against any employee of Tenant, any applicant for employment with Tenant, or any other person, because of race, color, religion, sex, national origin or any other classification protected by law; and (vii) any sexual harassment of any person by Tenant or any of its servants, agents or employees.

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          46.2 LANDLORD'S INDEMNITY  Subject to Paragraph 23, Landlord hereby agrees to indemnify and defend Tenant (including any officers, directors, agents or employees) and hold Tenant harmless from and against any cost, loss, cause of action, suit, claim, demand, judgment, damage, liability or expense incurred by Tenant (including reasonable attorneys' fees), except for consequential damages, which results from any willful misconduct or negligence of Landlord or its agents, employees or contractors, or from any violation or breach of this Lease by Landlord.

     47.  LIMITATION ON LANDLORD LIABILITY

          Notwithstanding any provision to the contrary contained herein, Tenant shall look solely to the estate and property of Landlord in and to the Land and the Building in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Demised Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Demised Premises, shall be limited to such estate and property of Landlord in and to the Land and the Building; provided, however, that the foregoing limitation shall not be interpreted to preclude Tenant's right to pursue a claim for fraudulent conveyance of Landlord's assets in the amount of any final, non-appealable judgment which (i) Tenant holds against Landlord at the time of a sale, assignment or other transfer of Landlord's interest in the Demised Premises, the Building or the Land, or
(ii)Tenant obtains in any litigation initiated by Tenant against Landlord which is pending in a court of competent jurisdiction at the time of such sale, assignment or other transfer of Landlord's interest in the Demised Premises, the Building or the Land. No properties or assets of Landlord other than the estate and property of Landlord in the Land and the Building (subject to the provision in the immediately preceding sentence) and no property owned by any partner or owner of Landlord shall be subject to levy, execution or other enforcement proceedings or other judicial process for the satisfaction of any judgment or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises.

     48.  NO PARTNERSHIP

          Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture between Landlord and Tenant or create any other relationship between the parties hereto other than that of Landlord and Tenant.

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     49.  BROKERAGE

          Landlord and Tenant each represent that they have had no dealings with any real estate broker, finder or other person, with respect to this Lease in any manner, except the Broker. Each party agrees to indemnify and hold harmless the other against and from any claim for brokerage commissions or other fees and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of any dealings which the indemnifying party had with any broker, finder or other persons other than the Broker. Landlord shall pay any commissions or fees that are payable to the Broker with respect to this Lease in accordance with the provisions of a separate commission contract.

     50.  TENANT'S AUTHORITY

          If Tenant is a corporation or if Tenant is a partnership, it shall, concurrently with the signing of this Lease, at Landlord's option, furnish to Landlord certified copies of the resolutions of its board of directors (or of the executive committee of its board of directors) or partnership consent authorizing Tenant to enter into this Lease. Moreover, Tenant hereby represents and warrants that the individual executing this Lease is duly authorized to execute and deliver this Lease and that Tenant is a duly organized corporation or partnership under the laws of the state of its incorporation or formation, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the laws of the state of its incorporation or formation and the laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease, and that all corporate or partnership action requisite to authorize Tenant to enter into this Lease has been duly taken.

     51.  APPLICABLE LAW

          This Lease shall be construed under the laws of the jurisdiction in which the Building is located.

     52.  PARKING

          At the commencement of the Term, Tenant shall have the right to obtain parking space contracts in the Building garage for the Parking Spaces. Tenant shall pay to the garage operator the market rate for each such Parking Space, as determined from time to time by the garage operator; provided, however, that said market rate shall not be changed by the garage operator more than once each calendar year for any rate category such as monthly spaces or reserved spaces. No specific parking spaces will be designated for use by Tenant. Tenant, its agents, servants, invitees, employees, licensees, subtenants, assignees, customers, clients, guests and

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visitors shall observe reasonable safety precautions in the use of the garage or parking lot and shall at all times abide by all rules and regulations promulgated by Landlord or the garage operator governing use of the garage or parking lot. Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobile parked in the garage or parking lot, or to any personal property located therein, or for any injury sustained by any person in or about the garage or parking lot; provided, however that this sentence shall not be interpreted to release Landlord from any liability which it may otherwise have under this Lease.

     53.  HAZARDOUS MATERIALS

          53.1 DEFINITION. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

          53.2 GENERAL PROHIBITION. Tenant shall not cause or knowingly permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Demised Premises, the Building, or the Land (hereinafter referred to collectively as the "Property") by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees, except that Tenant may store and use small quantities of normal and customary office and cleaning products in the Demised Premises, provided that the same are handled in accordance with applicable law and governmental regulations. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including without limitation, reasonable attorneys', consultants', and experts' fees, court costs and amount paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water

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tables or natural resources), liabilities or losses arising from a breach of this prohibition by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees.

          53.3 NOTICE. In the event that Hazardous Materials are discovered upon, in, or under the Property, and any governmental agency or entity having jurisdiction over the Property requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Property by Tenant or its affiliates, agents, employees, contractors, subtenants, assignees or invitees but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Property or any portion thereof without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Property or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any laws respecting Hazardous Materials;
(iii) any claim made or threatened by any person against Tenant or the Property or any portion thereof relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on under or about or removed from the Property or any portion thereof, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Demised Premises, the Property or Tenant's use or occupancy thereof.

          53.4 LANDLORD'S OBLIGATIONS. In the event that Landlord obtains actual knowledge of the presence of Hazardous Materials in the Demised Premises or in any of the Common Areas of the Building which are utilized by Tenant in a quantity and of a nature that violate any applicable governmental requirements and that were not introduced to the Building by Tenant, Landlord shall take such action, if any, as may be required to comply with such governmental requirements.

          53.5 SURVIVAL. The respective rights and obligations of Landlord and Tenant under this Paragraph 53 shall survive the expiration or earlier termination of this Lease.

     54.  LANDLORD'S RIGHT TO TERMINATE [Intentionally omitted.]

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     55.  OPTION TO EXTEND

          Provided that NCB is not then in default and has not been in default more than once during the period of the preceding two (2) years with respect to the payment of Rent under this Lease, and there is then no uncured Event of Default and there have not been more than two (2) Events of Default during the period of the preceding two (2) years, with respect to any obligations of Tenant under this Lease other than the payment of any Rent under this Lease, in each case both at the time of exercise of the Renewal Option, as hereinafter defined, in question, and at the date of commencement of the Renewal Period, as hereinafter defined, in question (such date of commencement of a Renewal Period being hereinafter referred to as a "Renewal Period Commencement Date"), and has not then subleased more than twenty percent (20%) of the rentable area of the Demised Premises at the time of exercise of the Renewal Option, as hereinafter defined, in question, and at the time of the Renewal Period Commencement Date in question, NCB shall have two (2) successive options (the "Renewal Options") to extend the Term of the Lease for two (2) successive additional five (5) year periods (the "Renewal Periods") after the expiration of the initial Term. Each Renewal Option shall be exercisable only by written notice given by NCB to Landlord not later than twelve (12) months, nor earlier than fifteen (15) months, prior to the expiration of the initial Term, or the Renewal Period then in effect, as the case may be. In the event that NCB does not timely exercise a Renewal Option, said Renewal Option and all successive Renewal Options shall be null and void and of no further force or effect, time being of the essence in the exercise of each Renewal Option and it being acknowledged and agreed by NCB that Landlord shall be entitled to rely on any failure by NCB to give written notice of its exercise of its Renewal Option by the date set forth herein for such exercise thereof.

          All terms and conditions of this Lease shall be applicable during the Renewal Period except that (i) for the first (1st) Renewal Period only, Landlord shall make available for Tenant's refurbishment of the improvements in the Demised Premises (including, but not limited to, modular furniture) an allowance in an amount equal to the product of (a) Twenty Dollars ($20.00) multiplied by
(b) the then rentable square footage of the Demised Premises (the "Refurbishment Allowance"), not more than twenty percent (20%) of which Refurbishment Allowance may be used for items such as a telephone system, telephone and computer cabling and wiring and other items which do not constitute refurbishment of the improvements (including, but not limited to, modular furniture) in the Demised Premises, (ii) the Base Year for purposes of determining Increased Operating Expenses, Increased Char Service Costs and Increased Real Estate Taxes shall be calendar year 2011, with

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respect to the first (1st) Renewal Period, and calendar year 2016, with respect to the second (2nd) Renewal Period, as applicable, and Tenant's obligation to pay such Increased Operating Expenses, Increased Char Service Costs and Increased Real Estate Taxes for a Renewal Period shall commence on the first anniversary of the Renewal Period Commencement Date for such Renewal Period and
(iii) the amount of Base Rent charged for each Renewal Period shall be the then "Prevailing Market Rent", which shall be the rent for comparable office space in comparable buildings in Washington, D.C.; provided, however, that in no event shall the Prevailing Market Rent be less than the Base Rent payable under the Lease during the last Lease Year of the initial Term of this Lease or of the Renewal Period then in effect, as the case may be. The Refurbishment Allowance shall be paid by Landlord to Tenant in a single payment by the ninetieth (90th) day preceding the Renewal Period Commencement Date for the first (1st) Renewal Period. Thereafter, following Tenant's completion of the Refurbishment Work, Tenant shall furnish to Landlord(a) invoices reasonably evidencing the Refurbishment Work, (b) receipted bills or other evidence that the aforesaid invoices have been paid in full, and (c) waivers or releases of liens from each of Tenant's contractors, subcontractors and suppliers in connection with the work performed or materials supplied as part of the Refurbishment Work, as evidenced by the aforesaid invoices. In the event that Tenant has not delivered to Landlord the items described in clauses (a), (b) and (c) of the immediately preceding sentence as to Refurbishment Work in an amount equal to the Refurbishment Allowance not later than the first (1st) anniversary of the Renewal Period Commencement Date for the first (1st) Renewal Period, Tenant shall repay to Landlord, not later than thirty (30) days following said first
(1st) anniversary of the Renewal Period Commencement Date for the first (1st) Renewal Period, that portion of the Refurbishment Allowance as to which Tenant has not furnished Landlord with such evidence of Refurbishment Work having been completed and the items described in the foregoing clauses (a), (b) and (c).

          The determination of the Prevailing Market Rent shall take into account the fact and amount of the Refurbishment Allowance; whether Landlord will be providing Tenant with any rent abatement and whether Tenant will be paying any annual escalations in Base Rent; whether Landlord or Tenant is paying for services which are provided to the Demised Premises; the Base Year for Operating Expenses, Char Service Costs and Real Estate Taxes; whether Landlord is paying any leasing commissions and, if so, the full amount thereof; and such other concessions as are then being offered with respect to comparable office space in comparable buildings in Washington, D.C. If within sixty (60) days following delivery of NCB's notice, Landlord and NCB have not mutually agreed on the Prevailing Market Rent for the Renewal Period in question, then within ten
(10) days after the expiration of such sixty-day

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period, each party shall give written notice to the other setting forth the name and address of a Leasing Broker (as hereinafter defined) selected by such party who has agreed to act in such capacity, to determine the Prevailing Market Rent. If either party shall fail to select a Leasing Broker as aforesaid, the Prevailing Market Rent shall be determined by the Leasing Broker selected by the other party. Each Leasing Broker shall thereupon independently make his determination of the Prevailing Market Rent within twenty (20) days after the appointment of the second Leasing Broker. If the two Leasing Brokers' determinations are not the same, but the higher of such two values is not more than one hundred five percent (105%) of the lower of them, then the Prevailing Market Rent shall be deemed to be the average of the two values. If the higher of such two values is more than one hundred five percent (105%) of the lower of them, then the two Leasing Brokers shall jointly appoint a third Leasing Broker within ten (10) days after the second of the two determinations described above has been rendered. The third Leasing Broker shall independently make his determination of the Prevailing Market Rent within twenty (20) days after his appointment. The highest and the lowest determinations of value among the three Leasing Brokers shall be disregarded and the remaining determination shall be deemed to be the Prevailing Market Rent.

          Within thirty (30) days after the Prevailing Market Rent is determined as aforesaid, the parties shall execute an amendment to this Lease setting forth the new Rent to be paid for the Renewal Period.

          For the purposes of this Paragraph 55, "Leasing Broker" shall mean a real estate broker licensed in the District of Columbia, who has been regularly engaged in such capacity in the business of commercial office leasing in the District of Columbia for at least ten (10) years immediately preceding such person's appointment hereunder. Each party shall pay for the cost of its Leasing Broker and one-half of the cost of the third Leasing Broker.

     56.  CONFERENCE CENTER

          Landlord covenants to construct prior to the Lease Commencement Date and maintain throughout the Term in the Building a conference center (the "Conference Center") which shall be modeled after the conference center in the Building located at 1350 Eye Street, N.W., Washington, D.C. (the "1350 Conference Center"), as such 1350 Conference Center exists on the date of execution of this Lease, with respect to quality of finishes and furniture; provided, however, that the Conference Center shall (i) lawfully accommodate at least one hundred fifty (150) people, seated "theater style", in one open room,
(ii) have storage capability for foldable chairs to accommodate at least one hundred fifty (150) people and a reasonable number of foldable tables, (iii) have the capability for use of audio/video equipment, with the wiring thereof to be at Tenant's sole cost and expense, (iv) contain conduit for telephone lines (which telephone lines shall be separately arranged by Tenant at Tenant's sole cost and expense), and (v) contain a built-in projection screen, all as determined by Landlord. Landlord shall provide the set-up, break-down and cleaning of all chairs, tables and other equipment in the Conference Center used by Tenant and shall provide maintenance service following Tenant's use of the Conference Center, and Tenant shall reimburse Landlord for all costs of such set-up, break-down, cleaning and maintenance service (including, but not limited to, overtime costs incurred by Landlord) within ten (10) business days following Landlord's issuance of an invoice to Tenant for such costs. All costs of operation, use, maintenance, repair and replacement of the conference center in the Building shall be includable in Operating Expenses, except to the extent specifically excluded therefrom pursuant to Paragraph 1.B.12. hereof or charged directly to Tenant pursuant to the immediately preceding sentence of this Paragraph 56 or to other tenants of the Building pursuant to similar provisions in their leases.

          Landlord shall designate a representative to coordinate scheduling of the use of the Conference Center by tenants of the Building. Priority regarding the reservation of and use of the Conference Center shall be on a "first-come, first-served" basis, and if available when requested, Tenant and other tenants of the Building shall have the right to reserve the Conference Center for monthly meetings for one (1) day per month for the following six (6) months (in additional to whatever reservations Tenant and such other tenants may wish to make for available times); furthermore, the use of and reservation of the Conference Center shall be pursuant to rules and regulations regarding the Conference Center which shall be determined by, and applied by, Landlord in its sole and absolute discretion; provided, however, that Landlord shall use reasonable efforts not to discriminate in its application of such rules and regulations.

     57.  STORAGE SPACE

          Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, in its then "as is" condition that certain storage space comprising approximately five hundred (500) usable square feet of floor area in a location to be determined by Landlord in its sole discretion(the "Storage Space"), at a rental of Six Hundred Twenty-Five Dollars ($625.00) per month (the "Storage Space Rent"). The Storage Space shall (i) be configured such that Tenant shall not be required to share the area comprising the Storage Space with any other party, (ii) contain unfinished walls, (iii) contain a door with a lock, (iv) contain an overhead light, and (v) be "non-damp", but shall not be required to be humidified, air-conditioned or ventilated. Landlord's access to the Storage Space shall be subject to the same requirements as those set forth in Paragraph 28 hereof with respect to Landlord's access to the Demised Premises. The Storage Space Rent shall be payable in consecutive monthly installments at the times and in the manner that Base Rent is payable under this Lease. All other terms of this Lease shall apply to the Storage Space, except Paragraphs 4, 6, 16.1, 21.1 and 46 hereof.

          Notwithstanding anything contained herein to the contrary, Tenant shall use the Storage Space solely for purposes of storing equipment, inventory, documents, furniture and other items normally used in Tenant's business. Any boxes shall not be stacked more than seven feet (7') high. All items stored in the Storage Space shall be elevated at least four inches (4") above the floor on wooden pallets or by other similar means and shall be at least eighteen inches (18") below the bottom of any sprinklers located in the ceiling of the Storage Space, if any, but in any event all such items shall be stored in a manner in compliance with all applicable laws, codes and regulations and no such items shall obstruct any sprinkler heads.

     58.  RIGHT OF FIRST OFFER

          58.1 AVAILABLE SPACE. Provided that Tenant is not then in default and has not been in default more than once during the period of the preceding two
(2) years with respect to the payment of Rent under this Lease, and there is then no uncured Event of Default and there have not been more than two (2) Events of Default during the period of the preceding two (2) years, with respect to any obligations of Tenant under this Lease other than the payment of any Rent under this Lease, in each case both at the time of Landlord's Offer, as hereinafter defined, and at the time of the commencement of the Term as to the Available Space, as hereinafter defined, and has not then subleased more than twenty percent (20%) of the rentable floor area comprising the Demised Premises at the time of Landlord's Offer, as hereinafter defined, and at the time of the commencement of the term as to the Available Space, as hereinafter defined, then solely during the period commencing on the first day of the fifth (5th) Lease Year and ending on the last day of the seventh (7th) Lease Year (the "Expansion Period"), Tenant shall have a one-time (as to each component of the Available Space) right to receive from Landlord, not earlier than one (1) year, and at least ninety (90) days, prior to the date said Available Space will become available prior to the next leasing of said Available Space by Landlord, an offer to lease the Available Space to Tenant on the terms set forth in Landlord's Offer, which offer (i) shall not vary the terms of this Lease as they apply to the original

Demised Premises, (ii) shall not vary any of the terms of this Lease as they apply to the Available Space, except as to any economic terms of this Lease [including, but not limited to, any tenant allowance, improvements (or lack thereof) to the Available Space to be made by Landlord (it being understood and agreed that the Tenant Allowance provided for in Paragraph 16.1 hereof shall not be applicable to any Available Space), and the base year for the purpose of calculating Increased Operating Expenses, Increased Char Service Costs and Increased Real Estate Taxes, all with respect to the Available Space and not as to the original Demised Premises] and (iii) shall include as the Base Rent for the Available Space the then Prevailing Market Rent (as defined in Paragraph 55 hereof) and which offer shall be accepted or rejected at Tenant's option. "Available Space" means only that OFFICE space located on one (1) floor of the Building which is contiguous to a portion of the Demised Premises and which is designated by Landlord as containing the Available Space, as said space may become available for lease after the expiration of the fourth (4th) Lease Year.

          The Available Space shall be offered to and accepted (if at all) by Tenant on the terms and conditions set forth in Landlord's offer to Tenant as to such Available Space ("Landlord's Offer"); provided, however, that if Landlord and NCB have not agreed upon the Prevailing Market Rent for such Available Space within fifteen (15) days of Landlord's Available Space Offer, each party shall select a Leasing Broker (as such term "Leasing Broker" is defined in Paragraph 55 hereof) to determine the Prevailing Market Rent for such Available Space as of the proposed commencement date of the term for the Available Space (the "Available Space Effective Date"), and the Prevailing Market Rent shall then be determined according to the procedures set forth in Paragraph 55 of this Lease. Landlord and NCB hereby expressly agree that if the Base Rent for any Available Space has not been determined prior to the Available Space Effective Date, then NCB shall pay Base Rent in the amount set forth in Landlord's Offer, and the Base Rent for such Available Space shall be retroactively adjusted to the Base Rent for such Available Space once determined by Landlord and NCB pursuant to the terms of this Paragraph 58.1, if the Base Rent as thus determined is different from the Base Rent proposed in Landlord's Offer.

          In its leasing of space on the floor of the Building which Landlord designates as containing the Available Space, Landlord shall ensure that a portion of the space on said floor which Landlord designates as containing the Available Space, which portion shall comprise not less than five thousand (5,000) rentable square feet, becomes available for offer to Tenant pursuant to this

Paragraph 58 during the period commencing on the first day of the fifth (5th) Lease year and concluding on the last day of the seventh (7th) Lease Year.

          58.2 NOTICE; EXERCISE. Tenant shall give to Landlord written notice of Tenant's exercise of its option to so lease the Available Space within fifteen
(15) days after the date on which Landlord gives Landlord's Offer to Tenant. If Tenant shall fail to exercise its option to lease the Available Space within said fifteen (15) days after the date on which Landlord's Offer is so given by Landlord, then Landlord shall be free to offer to lease and to lease such Available Space to others and Tenant's right to lease said Available Space which has been offered to Tenant shall be void and of no force or effect for the remainder of the Term of this Lease (Tenant's right hereunder being a one-time right as to each component of such Available Space which has been offered to Tenant), and Landlord may lease said Available Space to others upon such terms and for such periods as shall be acceptable to Landlord (it being agreed that time shall be of the essence in Tenant's delivery of the aforesaid notice to Landlord and that, if such written notice is not so delivered within the time aforesaid, Landlord will rely to its detriment on Tenant's failure to give such written notice)

          58.3 EXECUTION OF LEASE OR LEASE AMENDMENT. Within fifteen (15) days (subject to written extension by Landlord) after the date on which Landlord delivers an amendment to this Lease to Tenant, Landlord and Tenant shall execute an amendment to this Lease setting forth the terms set forth in Landlord's Offer as to the Available Space. If Tenant shall fail to execute said lease amendment (or said new lease, as the case may be) for the Available Space within such fifteen (15) day period after the date on which Landlord delivers an amendment to this Lease to Tenant (as the same may be extended as aforesaid), then Landlord shall have the right, at Landlord's option exercisable by written notice to Tenant: (a) to cancel the exercise by Tenant of Tenant's option and to offer to lease and to lease such Available Space to others upon such terms and conditions as shall be acceptable to Landlord, and to hold Tenant liable for any damages to Landlord from such cancellation, or (b) to not cancel the exercise by Tenant of Tenant's option, in which case Tenant shall remain bound by the exercise thereof.

          58.4 MISCELLANEOUS PROVISIONS. Any lease of Available Space entered into pursuant to the terms of this Paragraph 58 shall be effective upon the date of the amendment to this Lease and the term thereof and the obligation to pay rental thereunder shall commence upon the date determined pursuant to the provisions of Landlord's Offer, as set forth in such amendment. During the period that any Landlord's Offer is outstanding, Landlord may proceed with negotiations with prospective tenants other than Tenant with respect to any or all of the Available Space in question, provided that

Landlord may only enter into leases with respect to any such Available Space upon complying with all of the terms and conditions regarding Tenant's right of first offer, as set forth in this Paragraph 58.

          Tenant may only take Available Space hereunder in whole but not in part; provided, however, that with respect to only the first (1st) component of Available Space which is offered to Tenant pursuant to this Paragraph 58, if such first component comprises more than five thousand (5,000) rentable square feet and Tenant accepts Landlord's offer with respect to such first component of Available Space, Tenant shall have the right to lease less than all of such first component of the Available Space provided that (i) the portion taken by Tenant comprises at least five thousand (5,000) rentable square feet and (ii) the remaining portion of such first component of Available Space (i.e., the portion which had been offered to Tenant and which Tenant does not elect to lease) is capable of being leased and demised by Landlord without suffering any adverse consequences with respect to the costs of leasing and demising such remaining space, the rental rate which would be achievable therefor, the time to lease such remaining portion, or any combination of the foregoing, all as determined by Landlord in its reasonable judgment. Tenant's right under this Paragraph 58 to lease any portion of the Available Space, other than the first
(1st) portion thereof which shall comprise not less than five thousand (5,000) rentable square feet and become available to Tenant during the Expansion Period, shall be subject to the then existing right of any other tenant in the Building to extend or renew the term of its lease pursuant to an option contained in its lease.

     59.  LENDER APPROVAL

          If the Mortgagee fails to give its consent to this Lease, Landlord shall have the right, at its sole option, to terminate and cancel this Lease. Such option shall be exercisable by Landlord by written notice to Tenant of such termination, which notice shall be given by Landlord, if at all, not later than the thirtieth (30th) day following execution of this Lease by Landlord, whereupon this Lease shall be deemed cancelled and terminated, and both Landlord and Tenant shall be relieved of any and all liabilities and obligations hereunder.

     60.  ANTENNA LICENSE

          Subject to the terms of this Paragraph 60, Landlord hereby grants to Tenant a license during the Term, provided that Tenant is not in default under this Lease, to install and operate one (1) satellite dish antenna which is not larger than eighteen inches (18") by twenty-three inches (23") (solely for Tenant's business as conducted within the Demised Premises, and not for any resale or other commercial purpose) on the roof of the Building in accordance with specifications and at a location approved by Landlord in writing in advance, in Landlord's sole discretion (such antenna being hereinafter referred to as the "Antenna"). Landlord shall have the right, following such notice to Tenant as is reasonable under the circumstances, to relocate the Antenna to another location on the roof of the Building, which shall be accomplished at Landlord's sole expense, and which right shall not be exercised by Landlord in a manner which would (i) unreasonably interfere with Tenant's business operations within the Demised Premises, or (ii) deprive Tenant of a clear reception, within the requirements of the Federal Communications Commission governing the Antenna.

          Any provision hereof to the contrary notwithstanding, Landlord shall have the right, in its sole discretion, to require Tenant to use a contractor specified by Landlord to install the Antenna, all at Tenant's sole but reasonable cost and expense, or to have a contractor specified by Landlord supervise the installation of the Antenna by Tenant's contractor and in such event Tenant agrees to pay Landlord's contractor's reasonable supervision fees.

          In addition to all other Rent payable hereunder, in the event that Tenant undertakes installation of the Antenna and continues to have such Antenna installed or located on the roof of the Building, then Tenant also shall pay to Landlord a license fee, as Additional Rent hereunder, for the operation of the Antenna (the "Antenna Fee"), commencing on the first day of the month in which the Antenna is installed. The Antenna Fee shall be in the amount of Nine Hundred Dollars ($900.00) per month and shall be payable on or before the first day of each month during the Term, without demand, deduction, set-off or counterclaim, during the first four (4) Lease Years of the Term, and thereafter the Antenna Fee shall be redetermined as of the first day of the fifth (5th) Lease Year and the first day of each fourth (4th) Lease Year thereafter during the Term (including the Renewal Periods, if applicable), which redetermined antenna fee shall be the greater of (i) the Antenna Fee then in effect on the last day of the then expiring period, or (ii) one hundred percent (100%) of the then prevailing market rate for roof-top antenna space at comparable office buildings in Washington, D.C., which prevailing market rate shall be determined in the same manner and utilizing the same procedures as apply to the determination of the Prevailing Market Rent for a Renewal Period pursuant to Paragraph 55 hereof.

          This Paragraph 60 shall be subject at all times to the following conditions (the failure of any of which shall be a material breach of this Paragraph 60 by Tenant and shall give Landlord the right to terminate Tenant's access and use of the roof for the Antenna):

          (a) The Antenna shall be installed and at all times operated, maintained and repaired by Tenant, at Tenant's sole cost and expense. All penetrations into any Building surfaces shall be sealed so as to prevent any water leakage. Tenant shall not undertake or engage in any installation of the Antenna without first submitting to Landlord detailed working plans of all such installations and obtaining prior written approval of Landlord.

          (b) Throughout the period of such installation, and thereafter during any operation, maintenance or repair of the Antenna, Tenant shall install and utilize, at Tenant's sole expense, such screening supports, walk boards, and such other materials as may be reasonably required by Landlord to protect the Building or any part thereof, the Building generally, pedestrians, vehicles on adjacent roadways and any other property or owners of property adjacent to the Building.

          (c) The Antenna installed or operated by Tenant hereunder shall be installed, operated, maintained and repaired by Tenant in a good and workmanlike manner and in a manner which shall not impair the structure, value, rental value or rentability of, or detract from the appearance of, the Building or any part thereof.

          (d) The Antenna installed or operated by Tenant hereunder shall be installed, operated, maintained and repaired by Tenant in a manner which shall not cause a violation of any mortgage, deed of trust, ground lease or other financing instrument now existing or hereafter recorded with respect to the Building or any agreements or warranties with respect to the Building or any part thereof as are now or hereafter shall be held by or entered into by Landlord or Landlord's management agent; provided, however, that this subparagraph (d) shall not be utilized for the purpose of depriving Tenant of the ability to place an Antenna on the roof of the Building which otherwise satisfies all of the criteria and conditions of this Paragraph 60.

          (e) The Antenna installed or operated by Tenant hereunder shall be installed, operated, maintained and repaired by Tenant in a manner which shall not interfere with or disturb Landlord or any tenant or other occupant of the Building.

          (f) The Antenna shall not cause interference with any other Antenna of any nature in, on or about the Building or any other equipment owned by any other person, irrespective of where located and irrespective of whether such person has any interest in the Building. In the event Tenant's Antenna causes such interference, Tenant agrees it will take all steps necessary to correct and eliminate the interference consistent with appropriate government rules and regulations upon receipt of written notification of the interference. If the interference is not corrected within one (1) business day of receipt of notification, Tenant will cease operation of the equipment causing such interference until such interference is cured.

          (g) Neither the Antenna nor Tenant shall interfere with the use of the roof of the Building or any other part of the Building by Landlord or any tenant or occupant of the Building or any other person or entity.

          (h) Prior to the installation of the Antenna, Tenant shall obtain, and shall thereafter comply with and keep in force throughout the Term, all permits, licenses, inspections and other governmental requirements and authorizations required by all governmental authorities having jurisdiction over the Building, the Antenna, Tenant, or the business operations in which the Antenna shall be utilized.

          (i) The installation, operation, maintenance and repair of the Antenna shall be performed by Tenant in accordance with all applicable laws, regulations and other requirements of all federal and local governmental and quasi-governmental entities and authorities.

          Tenant acknowledges and agrees that Landlord has not made any representation, warranty or other statement to Tenant (and none is implied) regarding the feasibility of installing or operating the Antenna hereunder.

          Landlord agrees to permit Tenant reasonable, non-exclusive access to and use of portions of the Building as necessary so as to facilitate the installation, operation, maintenance, repair, and removal of the Antenna in accordance with this Paragraph 60, the locations of which shall be determined by Landlord. Notwithstanding the foregoing, if Landlord shall require Tenant to be accompanied to the roof of the Building by an employee, agent or contractor of Landlord, then Tenant shall notify Landlord in advance when Tenant requires access to the roof of the Building and shall not attempt to gain such access to the roof of the Building without being accompanied by an employee, agent or contractor of Landlord.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first hereinabove written.

WITNESS:                                           LANDLORD:

                                                   FARRAGUT CENTER LLC, a
                                                   District of Columbia limited
                                                   liability company

                                                   By:
                                                      --------------------------
                                                      Calvin Cafritz
                                                      Managing Member

ATTEST:                                            TENANT:

[Corporate Seal]                                   NATIONAL CONSUMER COOPERATIVE
                                                   BANK d/b/a/ National
                                                   Cooperative Bank, a federally
                                                   chartered institution

By:                                                By:
   -----------------------                            --------------------------
   Its                                                Its
      --------------------                               -----------------------

122048

                                    EXHIBITS

EXHIBIT                    DESCRIPTION

   A                       Floor Plan

   B                       Declaration to Confirm Lease Commencement Date

   C                       Rules and Regulations

   D                       Definition of Shell Condition

   E                       Cleaning Specifications

   F                       Location of Approved Exterior Sign

   G                       Contractors Rules and Regulations

   H                       Tenant's Standard Office Equipment

   I Form of Statement As to Increased Operating Expenses, Increased Char Service Costs and Increased Real Estate Taxes

   J                       Construction Schedule

                                    EXHIBIT A

                                   FLOOR PLAN

[Not included in Edgar version of document]

                                    EXHIBIT B

                       DECLARATION BY LANDLORD AND TENANT

     Attached to and made part of the Lease entered into by and between FARRAGUT CENTER LLC, a District of Columbia limited liability company, as Landlord, and NATIONAL CONSUMER COOPERATIVE BANK d/b/a/ National Cooperative Bank, a federally chartered institution, as Tenant.

     Landlord and Tenant do hereby declare that:

     1.   The execution date of the Lease is ___________________________.

     2.   The Lease Commencement Date is _______________________________.

     3.   The Rent Commencement Date is ________________________________.

     4.   The Lease Expiration Date is _________________________________.

     5. The Lease is in full force and effect as of the date hereof, Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to such date, and Tenant has no right of set-off against any rentals.

WITNESS:                                           LANDLORD:

                                                   FARRAGUT CENTER LLC, a
                                                   District of Columbia limited
                                                   liability company

                                                   By:
                                                      --------------------------
                                                      Calvin Cafritz
                                                      Managing Member

ATTEST:                                            TENANT:

[Corporate Seal]                                   NATIONAL CONSUMER COOPERATIVE
                                                   BANK d/b/a/ National
                                                   Cooperative Bank, a federally
                                                   chartered institution

By:                                                By:
   -----------------------                            --------------------------
   Its:                                               Its:
       -------------------                                ----------------------

             [NOTE: NOT TO BE SIGNED AT TIME OF EXECUTION OF LEASE]

                                    EXHIBIT C

                              RULES AND REGULATIONS

     The following rules and regulations have been formulated for the safety and well-being of all the tenants of the Building.

     Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the following rules and regulations, provided that (a) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (b) any such waiver shall not relieve the tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to, in writing by Landlord, and (c) no waiver of a rule or regulation granted to any tenant shall relieve any other tenant from the obligation unless such other tenant has received a similar waiver in writing from Landlord.

     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant (hereinafter "Common Areas") shall not be obstructed or encumbered by any tenant or (with respect to Common Areas other than the Fitness Facility and the Conference Center) used for any purpose other than ingress and egress to and from the tenant's Demised Premises. Landlord shall have the right to control and operate the Common Areas, and the facilities furnished for the common use of the tenant in such manner as Landlord, in its sole discretion, deems best for the benefit of the tenants generally. No tenant shall permit the visit to its Demised Premises of persons in such number or under such conditions as to interfere with the use and enjoyment by other tenants of the Common Areas.

     2. No awnings or other projections shall be attached to the outside walls of the Building. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of a tenant's Demised Premises.

     3. Except as set forth in the Lease: (i) no sign, advertisement, notice or other lettering or material(s) shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the tenant's Demised Premises, the Building or elevators; (ii) in the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule; and (iii) all interior signs on the doors and directory table shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

     4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the Common Areas, other than as provided in the Lease.

     5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown or placed therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant whose employees, agents, visitors or licensees shall have caused the same.

     6. Except in connection with Tenant's Work and Alterations, there shall be no marking, painting, drilling into or other form of defacing or damage of any part of a tenant's Demised Premises or the Building. No boring, cutting or stringing of wires shall be permitted. No tenant shall construct, maintain, use or operate within its Demised Premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system. Landlord will, however, permit a tenant to install muzak or other internal or intercom communication system within the tenant's Demised Premises if the music system cannot be heard outside of the Demised Premises.

     7. No tenant shall make or permit to be made any disturbing noises or disturb or interfere with the occupants of the Building or neighboring Buildings or premises or those having business with them, whether by the use of any musical instrument, radio, tape recorder, whistling, singing or any other way. No tenant shall throw anything out of the doors or windows, off the balconies or down the corridors or stairs.

     8. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about a tenant's Demised Premises. No cooking shall be done or permitted by any tenant on its Demised Premises, except that a tenant may install and operate for the convenience of its employees, visitors and business guests, a lounge or coffee room with microwave oven, sink (subject to the provision of Paragraph 16 hereof) and refrigerator. No tenant shall cause or permit any unusual or objectionable odors to originate from its Demised Premises. Each tenant shall be obligated to maintain sanitary conditions in any area approved by the Landlord for food and beverage preparation and consumption.

     9. No space in or about the Building shall be used by any tenant for the manufacture, storage, or sale or auction of merchandise, goods or property of any kind.

     10.  [Intentionally omitted.]

     11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof, without Landlord's prior written consent, which may be granted, denied or conditioned in Landlord's sole and absolute discretion. The doors leading to the Common Areas shall be kept closed during business hours except as they may be used for ingress and egress. Each tenant shall, upon the expiration or termination of its tenancy, return to Landlord all keys used in connection with its Demised Premises, including any keys to the Demised Premises, to rooms and offices within the Demised Premises, to storage rooms and closets, to cabinets and other built-in furniture, and to toilet rooms whether or not such keys were furnished by Landlord or procured by tenant, and in the event of the loss of any such keys, such tenant shall pay to Landlord the cost of replacing the locks. On the expiration or termination of a tenant's lease, the tenant shall disclose to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, remaining in the Demised Premises.

     12. All deliveries and removals, or the carrying in or out of any safes, freight, furniture or bulky matter or material of any description, must take place in such manner and during such hours as Landlord may reasonably require. Landlord reserves the right to inspect all freight, furniture or bulky matter or materials to be brought into the Building and to exclude from the Building all or any of such which violates any of these rules and regulations or the Lease.

     13. Any person employed by any tenant to do janitorial work within the tenant's Demised Premises must obtain Landlord's written consent prior to commencing such work, and such person shall, while in the Building and outside of said Demised Premises, comply with all instructions issued by the superintendent of the Building. No tenant shall engage or pay any employees of Landlord or its management agent on the tenant's Demised Premises, except those actually working for such tenant on said Demised Premises.

     14. No tenant shall purchase spring water, ice, coffee, soft drinks, towels, or other like merchandise or service from any company or person whose repeated violations of Building regulations have caused, in Landlord's sole opinion, a hazard or nuisance to the Building and/or its occupants.

     15. Landlord shall have the right to prohibit any advertising by any tenant which is visible outside of the Demised Premises and which, in Landlord's sole opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

     16. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or its agents. Landlord may at its option require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, and at all times on Saturdays, Sundays and holidays, to register.

     17. Each tenant, before closing and leaving its Demised Premises at any time, shall use reasonable efforts to assure that all lights are turned off and the Demised Premises are locked.

     18. The requirements of tenants will be attended to only upon application at the office of the Building. Building employees shall not perform, and shall not be requested by any tenant to perform, any work or do anything outside of their regular duties, unless under special instructions from the Building management.

     19. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall reasonably cooperate to prevent the same.

     20. Except in connection with Tenant's Work or Alterations, no water cooler, plumbing or electrical fixtures shall be installed by the tenant without Landlord's prior written consent.

     21. There shall not be used in any space, or in the Common Areas of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     22.  Mats, trash or other objects shall not be placed in the Common Areas.

     23. Landlord shall not maintain or repair suite finishes or fixtures which are non-standard, including, but not limited to, kitchens, bathrooms, wallpaper, and special lights. However, should the need for maintenance or repairs arise, Landlord shall, at tenant's request, arrange for the work to be done at the tenant's expense.

     24. No space demised to any tenant shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

     25. Employees of Landlord other than those expressly authorized are prohibited from receiving any packages or other articles delivered to the Building for any tenant and, should any such employee receive any such package or article, he or she in so doing shall be the agent of such tenant and not Landlord.

     26. No tenant shall install or permit or allow installation of a television antenna in the windows or upon the exterior of its Demised Premises or the Building.

     27. No tenant shall tie in, or permit others to tie in, to the electrical or water supply of the Building without prior written consent Landlord.

     28.  [Intentionally omitted.]

     29. No vending machines shall be permitted to be placed or installed in any part of the Building by any tenant, other than within the Demised Premises for use by Tenant's employees and business visitors. Landlord reserves the right to place or install vending machines in any of the Common Areas of the Building, except for the lobby of the Building.

     30.  [Intentionally omitted.]

     31. No smoking shall be permitted in any of the Common Areas of the Building, in the Premises or on any portion of the Land. All cigarettes, cigars and related trash shall be disposed of in trash receptacles and not on the sidewalk, parking lot or grass.

     32. Landlord reserves the right to rescind, amend, alter or waive any of the foregoing rules and regulations at any time when, in its sole judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, which rules and regulations are generally applicable to all office tenants in the Building, and no such rescission, amendment, alteration or waiver or any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of these rules and regulations at any time.

                                    EXHIBIT D

                          DEFINITION OF SHELL CONDITION

SHELL BUILDING DESCRIPTION

A.   ARCHITECTURAL ITEMS

     1.   All perimeter and core walls to be primed drywall ready for paint.

     2.   All columns to be furred with plumb drywall enclosures.

     3.   Provide 1" mini-blinds at all perimeter windows.

     4. All core doors to be primed and ready for final paint or stain, at Landlord's option.

     5.   Concrete slabs to ACI 201 levelness (1/4" per 10 feet non-cumulative).

     6.   Painted (or better) elevator door and jambs.

     7. Core graphics for all stairs, mechanical, electrical, and other required locations (ADA code compliant).

     8.   Complete core toilet rooms.

     9.   Elevator lobby ceiling drywall material.

B.   MECHANICAL

     1. VAV system served by chilled water source air handling units at PH. AHU's to have centrifugal fan, isolation and variable frequency drives. The air handling units shall be built-up of multiple sections to allow incremental portions of a floor to be operated in an after-hours mode.

     2. DDC control system to all VAV boxes with thermostats provided at each location.

     3.   All interior zones to include ductwork to VAV boxes only.

     4.   All exterior zones to provide ductwork to VAV boxes.

     5. All ductwork to be wrapped with insulation to be designed to ASHRAE standards by Landlord's engineer (as such ASHRAE standards exist on the date of such design).

     6. Condenser water riser with taps, valves and blank flanges at each floor.

     7. Wet stacks with sanitary waste, vent and cold water stubbed and valved to tenant space.

     8.   Stub-out from toilet exhaust for future tenant exhaust tie-in.

     9. VAV boxes in a quantity and type as indicated in the base building plans delivered to Tenant.

     10. Anchor all VAV boxes tight to deck to allow minimum 6 1/2" clear below for light fixtures. However, there shall not be less than 6" clearance in any event.

     11.  Building Automation System (DDC-EMS).

C.   ELECTRICAL

     1.   Buss Riser with future taps at each floor.

     2. High voltage panel (480/277V) sized for 3.0 watts per foot lighting plus HVAC loads, complete with breakers.

     3. K-type transformer feeding low voltage panels (208/120V) sized for 5.0 watts per foot. Complete with breakers and oversize neutrals.

     4.   Isolated ground riser with lug on each floor.

     5.   Emergency power circuits in 277V and 120V sized for code requirements.

D.   SPRINKLER SYSTEM

     1. Provide fully monitored, automatic sprinkler system per NFPA and local code.

     2. Stand pipes at each stairwell with Fire Department connections, control assembly, express drain and flow and tamper switches.

     3. On-floor steel sprinkler distribution grid in a ration of 1/200 sf with upturned pendant heads. All grid and lightings to be hung to allow minimum 6" clearance for light fixtures.

     4.   All core areas to have installed heads (fully recessed with covers).

E.   FIRE ALARM SYSTEM

     1. Provide fully supervised, voice alarm system conforming to local code and ADA requirements for all core and proposed tenant areas.

     2. System to have adequately sized panels, modules and associated infrastructure to support all tenant devices required by DC code.

F.   ELEVATORS

     1.   All cabs to comply with DC code and ADA requirements.

     2. All cabs to have floor by floor lockout capability in the controllers along with receiving wiring in the traveling cables to support card readers and security phones in each cab.

                                    EXHIBIT E

                             CLEANING SPECIFICATIONS

[Not included in Edgar version of document]

                                    EXHIBIT F

                       LOCATION OF APPROVED EXTERIOR SIGN

[Not included in Edgar version of document]

                                    EXHIBIT G

                        CONTRACTORS RULES AND REGULATIONS

[Not included in Edgar version of document]

                                    EXHIBIT H

                       TENANT'S STANDARD OFFICE EQUIPMENT

[Not included in Edgar version of document]

                                    EXHIBIT I

         FORM OF STATEMENT AS TO INCREASED OPERATING EXPENSES, INCREASED
               CHAR SERVICE COSTS AND INCREASED REAL ESTATE TAXES

[Not included in Edgar version of document]

                                    EXHIBIT J

                              CONSTRUCTION SCHEDULE

[Not included in Edgar version of document]

                                       J-1